UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Securities Exchange Act of 1934

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SAVIENT PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 12, 2011

Dear Stockholder:

We cordially invite you to attend the 2011 Annual Meeting of Stockholders of Savient Pharmaceuticals, Inc. to be held on Tuesday, May 24, 2011, at 9:00 a.m. at the Hilton East Brunswick, Three Tower Center Boulevard, East Brunswick, New Jersey.

The enclosed notice of annual meeting and proxy statement contain information about matters to be considered at the annual meeting. Only stockholders of record and their proxies are invited to attend the annual meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we hope you will review carefully the enclosed proxy materials and annual report and vote as soon as possible. We urge you to complete, sign and return the enclosed proxy card or to vote over the Internet or by telephone, so that your shares will be represented and voted at the annual meeting.

Thank you for your continued support of Savient Pharmaceuticals.

Sincerely,

John H. Johnson Chief Executive Officer

Notice of

2011 Annual Meeting of Stockholders

and

Proxy Statement

One Tower Center, 14th Floor

East Brunswick, NJ 08816

(732) 418-9300

NOTICE OF ANNUAL MEETING

To the Stockholders of Savient Pharmaceuticals, Inc.:

The 2011 Annual Meeting of Stockholders of Savient Pharmaceuticals, Inc. will be held at the Hilton East Brunswick, Three Tower Center Boulevard, East Brunswick, New Jersey, on Tuesday, May 24, 2011, at 9:00 a.m., to consider and act upon the following:

1. To elect as directors for terms of one year each of the six nominees named in the attached proxy statement;

2. To hold an advisory vote on executive compensation;

3. To hold an advisory vote on the frequency of future advisory votes on executive compensation;

4. To approve the Savient Pharmaceuticals, Inc. 2011 Incentive Plan;

5. To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending December 31, 2011; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors has no knowledge of any other business to be transacted at the meeting.

The Board of Directors has fixed the close of business on April 5, 2011 as the record date for the determination of stockholders entitled to receive this notice and to vote at the annual meeting.

All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors,

Philip K. Yachmetz Secretary April 12, 2011

Admission to the annual meeting will require an admission ticket and picture identification. If you are a stockholder of record, an admission ticket is attached to the proxy card sent with this notice of annual meeting. If you hold stock in “street name” through a nominee, a bank or brokerage account, you are required to bring proof of your beneficial ownership of our common stock on the record date, as well as picture identification, to the annual meeting. If you arrive without the appropriate proof of ownership you may not be admitted to the annual meeting unless we can verify that you were a Savient stockholder as of the record date for the meeting. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the annual meeting.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically pursuant to the instructions on the proxy card. No postage is required if mailed in the United States. A prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to Operations Center, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219-9821.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting To be Held on Tuesday, May 24, 2011

This proxy statement and copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission, are available for viewing, printing and downloading at www.savient.com.

PROXY STATEMENT

General

Savient Pharmaceuticals, Inc. has prepared this proxy statement to provide our stockholders with information pertaining to the matters to be voted on at our 2011 Annual Meeting of Stockholders to be held on Tuesday, May 24, 2011, at 9:00 a.m., at the Hilton East Brunswick, Three Tower Center Boulevard, East Brunswick, New Jersey, and at any adjournment of that meeting. The date of this proxy statement is April 12, 2011, the approximate date on which we first sent or provided the proxy statement and form of proxy to our stockholders.

This proxy is solicited on behalf of our Board of Directors. Our Board of Directors requests that you sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the 2011 Annual Meeting of Stockholders by filing written notice with the Secretary of Savient, by signing and delivering a new proxy card bearing a later date, by voting electronically, or by casting your vote in person at the annual meeting. It is important to sign and return your proxy card. It helps to establish a quorum so that the annual meeting may be held and permits your votes to be cast in accordance with your directions.

We will bear the expenses connected with this proxy solicitation. We expect to pay brokers, nominees, fiduciaries and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Our stock transfer books will not be closed in connection with this Annual Meeting. Our Board of Directors has fixed the close of business on April 5, 2011 as the record date for determining the stockholders entitled to receive notice of and to vote their shares at the annual meeting. On the record date, there were 71,011,218 shares of our common stock outstanding and entitled to vote. Each share of common stock carries the right to cast one vote on each of the proposals being presented for stockholder action, with no cumulative voting.

We are enclosing with this proxy statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which we refer to as our 2010 10-K.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or 2010 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling: Savient Pharmaceuticals, Inc., One Tower Center, 14th Floor, East Brunswick, New Jersey 08816, Attention: Investor Relations, Telephone: (732) 418-9300. If you would like to receive separate copies of our annual report to stockholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Votes Required

A majority in interest of all shares of our common stock issued, outstanding and entitled to vote on each item of business being submitted for stockholder action at the annual meeting constitutes a quorum with respect to that item of business. Shares of common stock represented by executed proxies received by us will be counted for purposes of establishing a quorum, regardless of how or whether those shares are voted on the item of business. Therefore, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular item of business, which we refer to as broker non-votes, will be counted for purposes of determining whether a quorum exists at the annual meeting for that item of business.

If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items. The ratification of McGladrey & Pullen, LLP, our independent registered public accounting firm (proposal two), is considered a discretionary item. Accordingly, your brokerage firm may vote your shares with respect to that matter even if you do not give instructions on that proposal.

Under a recent change in stock exchange rules that regulate voting by registered brokerage firms, the election of directors (proposal one) is no longer considered to be a discretionary item. In addition, the new “say-on-pay” advisory vote on executive compensation (proposal two), the new advisory vote on the frequency of future executive compensation advisory votes (proposal three), as well as the vote to approve our 2011 Incentive Plan (proposal four) are not considered to be discretionary items. Accordingly, your brokerage firm may not vote your shares with respect to any of these matters if you do not give them voting instructions on the proposals.

If your brokerage firm does not exercise its discretionary authority with respect to proposal two or you do not provide instructions on how to vote your shares on that matter, your shares will be treated as “broker non-votes” on that particular matter.

The affirmative vote of the plurality of the votes cast at the annual meeting, in person or by proxy, is required for the election of each of the seven directors. Under our by-laws, the affirmative vote of the holders of a majority of the votes present in person or represented at the meeting will be required for the approval of the advisory vote on executive compensation (proposal 2); approval of one of the three frequency options under the advisory vote on the frequency of future executive compensation advisory votes (proposal 3); approval of the our 2011 Incentive Plan (proposal 4) and approval of the ratification of the selection of McGladrey as our independent registered public accounting firm (proposal 5). Shares which abstain and broker non-votes will not be counted as votes in favor of, or with respect to, these proposals. With respect to proposal 3, if none of the three frequency options receives the vote of the holders of a majority of the votes present in person or represented at the meeting, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. However, as described in more detail in proposal 3, because this proposal is non-binding, the Board of Directors may decide that it is in the best interest of our stockholders and Savient to hold future executive compensation advisory votes more or less frequently. Proposal 2 is also a non-binding proposal.

Shares that are withheld or that abstain from voting for a particular item of business will not be counted as votes in favor of that proposal, and will also not be counted as shares voting on that proposal.

The Audit and Finance Committee of the Board of Directors has appointed McGladrey & Pullen, LLP, which we refer to as McGladrey, as our independent registered public accounting firm for the fiscal year ending December 31, 2011. If our stockholders do not ratify the selection of McGladrey, it will be reconsidered by the Audit and Finance Committee.

PROPOSAL 1

ELECTION OF DIRECTORS

Our charter and bylaws provide that the stockholders or the Board of Directors will fix the number of directors at not fewer than three nor more than 15. We currently have eight directors, each of whom, with the exception of John H. Johnson, our CEO, was elected by our stockholders at our 2010 Annual Meeting of Stockholders, and each of whose term, including Mr. Johnson’s, expires at the 2011 Annual Meeting of Stockholders. In January 2011, our Board of Directors, based upon the recommendation of its Nominating and Corporate Governance Committee, expanded the number of directors from seven to eight and elected Mr. Johnson to serve on our Board of Directors. Mr. Johnson was recommended by the incumbent directors to serve as a director.

Our Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated six persons for election as directors for one-year terms expiring at the annual meeting of stockholders to be held in 2012. Each of the following six nominees are currently directors of Savient and, with the exception of Mr. Johnson, were elected by our stockholders at the 2010 Annual Meeting of Stockholders.

Ginger Constantine, M.D.	Alan L. Heller
Stephen O. Jaeger	John H. Johnson
Lee S. Simon, M.D.	Virgil Thompson

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ELECTING EACH OF THE SIX NOMINEES NAMED ABOVE

FOR A TERM OF ONE YEAR EACH

The persons named as proxies on the proxy card will vote shares represented by a proxy for the election of each of the six nominees named in this proxy statement as directors for a term of one year, unless the stockholder instructs otherwise on its proxy card. Our Board of Directors knows of no reason why any nominee should be unable or unwilling to serve; however, if that becomes the case, the persons named as proxies on the proxy card may vote to elect a substitute. In no event will shares represented by proxies be voted for more than six nominees. No family relationships exist between any of our executive officers, our directors or director nominees.

We have provided information below about our director nominees, including their ages, years of service as directors, business experience, and service on the board of directors of other publicly-held companies, including any other directorships held during the past five years. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director of Savient, at the time we file our proxy statement, in light of our business and structure. No corporation or organization referred to below is a subsidiary or other affiliate of ours.

GINGER CONSTANTINE, M.D.—Age 55—Dr. Constantine has been a director since June 2009 and is a member of our Nominating and Corporate Governance Committee. Since June 2010, Dr. Constantine has been a consultant with Endo-Rheum Consultants, a medical/clinical consulting firm. Until March 2010, when it was acquired by Pfizer Pharmaceuticals, Dr. Constantine served as Vice President of Women’s Health & Bone Repair Medical Research at Wyeth Research, a division of Wyeth Pharmaceuticals, a pharmaceutical company, and held Vice President positions with Wyeth since 2000. Dr. Constantine has held various management positions of increasing responsibility in the therapeutic areas of rheumatology, metabolism and bone repair within the Wyeth Pharmaceuticals and Wyeth Research organizations. Prior to joining Wyeth, Dr. Constantine was a practicing physician specializing in Rheumatology and Internal Medicine. Dr. Constantine obtained her medical degree from Temple University and completed her Rheumatology Fellowship at the University of Pennsylvania. She is

currently a member of the American College of Rheumatology and a committee member for The Endocrine Society as well as various medical societies, including the American Medical Association, American Rheumatism Association and the Pennsylvania Medical Society.

Dr. Constantine has over 15 years of management experience in the pharmaceutical industry and is a licensed rheumatologist. Dr. Constantine’s experience with rheumatology, research, and global pharmaceutical affairs adds significant value to Board discussions.

ALAN L. HELLER—Age 57—Mr. Heller has been a director since May 2006 and is Chairperson of our Nominating and Corporate Governance Committee and a member of our Compensation and Human Resources Committee. Since March 2006, Mr. Heller has been an investment advisor to Water Street Healthcare Partners, a private equity firm. From November 2004 to November 2005, Mr. Heller served as Chief Executive Officer and President of American Pharmaceutical Partners, Inc., a specialty drug company. From January to November 2004, Mr. Heller served as an investment advisor on life science transactions to One Equity Partners, a private equity arm of JPMorgan Chase & Co. From 2000 to 2004, Mr. Heller was Senior Vice President and President of Global Renal operations at Baxter Healthcare Corporation, a global diversified healthcare company. Mr. Heller was previously with G. D. Searle for 23 years where he served in various capacities including President and Chief Operating Officer.

Mr. Heller has over 30 years of executive management experience in the pharmaceutical industry combined with significant experience in the area of investment banking and management. His years of experience in the area of pharmaceutical marketing, sales and operations, along with his broad strategic and tactical expertise, provide invaluable strategic guidance to the company and the Board.

STEPHEN O. JAEGER—Age 66—Mr. Jaeger has been a director since 2003, our non-executive Chairman since 2006, is the chairperson of our Compensation and Human Resources Committee and a member of our Audit and Finance Committee. From March 1999 until April 2000, Mr. Jaeger was Chief Executive Officer of eBT International, Inc., a software company, and from June 2001 until his retirement in December 2005, he served as eBT’s President and Chief Executive Officer. From 1997 to 1998, Mr. Jaeger was Executive Vice President and Chief Financial Officer of The Clinical Communications Group, a medical education company, and from 1995 to 1997, he was Vice President, Chief Financial Officer and Treasurer of Applera Corporation, a life sciences company.

Mr. Jaeger has significant senior management experience and financial oversight, auditing and accounting experience. As Chairman of the Board, Mr. Jaeger is extremely conscientious and diligent in keeping the other directors abreast of current operational and oversight issues we face, and as a member of the Audit and Finance Committee actively collaborates with our independent auditors and senior management team on critical issues facing us and maintaining our financial position.

JOHN H. JOHNSON—Age 53—Mr. Johnson has been our Chief Executive Officer since January 2011. Mr. Johnson previously had served as a Senior Vice President of Eli Lilly and President of Lilly Oncology, Eli Lilly’s oncology business unit, from November 2009 until January 2011. From August 2007 to November 2009, Mr. Johnson was Chief Executive Officer of ImClone Systems, which develops targeted biologic cancer treatments, and served on ImClone’s board of directors until the company was acquired by Eli Lilly in November 2008. Prior to joining ImClone, Mr. Johnson had served as company group chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit since 2005. Since November 2010, Mr. Johnson has served as chairman of Tranzyme, Inc., a clinical stage biopharmaceutical company, and is a member of its nominating and corporate governance and compensation committees.

Mr. Johnson has significant biotechnology business and leadership experience, and will provide the Board with expertise and unique insight into the challenges and opportunities that the company will face as it executes upon its corporate strategies and brings KRYSTEXXA® (pegloticase) to market.

LEE S. SIMON, M.D.—Age 60—Dr. Simon has been a director since May 2006. In January 2009 through June 2010 our Board of Directors retained Dr. Simon as a consultant to supervise our efforts to obtain U.S. regulatory approval for our product candidate KRYSTEXXA® (pegloticase). From 2004 to February 2009, Dr. Simon served as a member of the voluntary staff of Beth Israel Deaconess Medical Center. From 2003 to February 2009, Dr. Simon was an Associate Clinical Professor of Medicine at Harvard Medical School. From 2001 to 2003, Dr. Simon was the Director of the Analgesic, Anti-Inflammatory, Ophthalmologic Drug Products Division of the U.S. Food and Drug Administration. From 1995 to 2003, Dr. Simon was an Associate Professor of Medicine at Harvard Medical School.

Dr. Simon is a licensed rheumatologist and serves on the advisory committees of numerous development-stage pharmaceutical companies, which provides him with an acute perspective on the needs and challenges of our company and allows him to offer meaningful insight on the drug development and regulatory processes at Board meetings.

VIRGIL THOMPSON—Age 71—Mr. Thompson has been a director since 1994 and is a member of our Audit and Finance and Nominating and Corporate Governance Committees. Since July 2009, Mr. Thompson has served as Chief Executive Officer of Spinnaker Biosciences, Inc., a private ophthalmic drug delivery company. From 2002 to July 2007, Mr. Thompson was President and Chief Executive Officer of Angstrom Pharmaceuticals, Inc., a pharmaceutical company, and served on its board of directors until 2009. From 2000 to 2002, Mr. Thompson was President, Chief Executive Officer and a director of Chimeric Therapies, Inc., a biotechnology company, and he was our President and Chief Operating Officer from 1999 to 2000. From 1996 to 1999, Mr. Thompson was President and Chief Executive Officer of Cytel Corporation, a biotechnology company. Mr. Thompson is chairperson of the board of directors of Aradigm Corporation, an emerging specialty pharmaceutical company, as well as chairperson of its compensation committee and a member of its nominating and corporate governance and audit committees. Mr. Thompson is chairperson of the board of directors of Questcor Pharmaceuticals, Inc., a biopharmaceutical company, and serves on its compensation and audit committees. Mr. Thompson is also on the board of directors of Soligenix, Inc., a biopharmaceutical company, and serves on its compensation and audit committees.

Mr. Thompson has over 40 years of significant senior management and financial oversight experience in the pharmaceutical and biopharmaceutical industries. He provides the Board invaluable insight into the functioning of a pharmaceutical company, and his involvement on various board committees allows him to bring meaningful perspective to the committees on which he serves.

INFORMATION RELATED TO THE BOARD OF DIRECTORS

AND CERTAIN OF ITS COMMITTEES

Corporate Governance Guidelines

Our Board of Directors believes that good corporate governance is important to ensure that Savient is managed for the long-term benefit of its stockholders. Complete copies of the corporate governance guidelines described below are available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com.

The Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of Savient and its stockholders. These guidelines, which provide a framework for the conduct of the Board of Directors’ business, provide that:

•	the principal responsibility of the directors is to oversee the management of Savient;

•	a substantial majority of the members of the Board of Directors shall be independent directors;

•	the outside directors shall meet regularly in executive session without management present;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board of Directors and its committees shall conduct a self-evaluation to determine whether they are functioning effectively.

In February 2007, our Corporate Governance Guidelines were revised to provide for a minimum stock ownership policy for non-employee members of our Board of Directors, with minimum ownership levels equal to two times the cash retainer paid to directors, whether paid in cash or shares and options, based on the closing price of our common stock on December 8, 2006, to be achieved within three years of the director’s joining the Board. As of April 5, 2011, all of the directors who were on our Board at the time the policy was adopted were in compliance with this policy.

Determination of Independence

Our common stock is listed on The Nasdaq Global Market. Under applicable Nasdaq rules, a director of Savient will qualify as an “independent director” only if our Board of Directors determines that the director does not have a relationship with Savient that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors determined that none of Messrs. Conrad, Heller, Jaeger, Klein, Thompson or Dr. Constantine has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as defined under Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. Marketplace Rules. Mr. Johnson is our Chief Executive Officer and as an employee of the company is not independent. As described below under Related Person Transaction Policy, Dr. Simon is not an “independent director” due to his consulting arrangement with the company.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to directors, senior management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate for director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties, strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee does not assign specific weights to particular criteria. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to: the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Savient Pharmaceuticals, Inc., One Tower Center, 14th Floor, East Brunswick, New Jersey 08816. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Qualifications and Diversity

The Nominating and Corporate Governance Committee has not established specific requirements related to age, education, years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.

The Board of Directors has developed a group of criteria that are designed to describe what qualities and characteristics are desired for the Board of Directors as a whole. The full Board of Directors has conducted over the past three years an annual self-evaluation of its membership with respect to these criteria. The principal purpose of this evaluation is to help ensure the Board of Directors remains comprised of members fulfilling the desired complement of talents and expertise for the Board of Directors as a whole. No single director is expected to have each criterion. The Board of Directors applies these same criteria in evaluating candidates nominated by stockholders as well as in evaluating those recommended by other sources.

The criteria are reviewed annually by the Nominating and Corporate Governance Committee and the Board of Directors to ensure they remain pertinent and robust. In general, they require that each director:

•	shall be prepared to represent the best interests of all of our stockholders;

•	have a willingness to commit the time required to fully discharge his or her responsibilities to the Board of Directors; and

•	shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

In addition, it is anticipated that the Board of Directors as a whole will have individuals that:

•	contribute to the Board of Directors’ overall diversity;

•	contribute positively to the collaborative culture among Board members; and

•	possess professional and personal experiences and expertise relevant to Savient’s goal of being a leading specialty biopharmaceutical company.

The Nominating & Corporate Governance Committee also considers Board diversity in selecting director nominees and reviewing current Board composition, diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics. The Nominating & Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating & Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

A complete statement of the criteria for evaluating director qualifications is annexed to our Corporate Governance Guidelines, a copy of which is available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com.

Communications from Stockholders and Other Interested Parties

Our Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.

Stockholders who wish to communicate with our entire Board of Directors or our non-executive directors may do so by writing to: Savient Pharmaceuticals, Inc., One Tower Center, 14th Floor, East Brunswick, New Jersey 08816, Attention: Chairperson of the Board of Directors. Communications will be forwarded to all directors if they relate to substantive matters that the chairperson of our Board of Directors, in consultation with our General Counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Board of Directors Meetings and Committees

Our Board of Directors is responsible for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board of Directors’ primary responsibility is to serve the best interests of our stockholders and, in so doing, oversee Savient’s management. The Board of Directors selects, evaluates and provides for the succession of executive officers and approves its nominees to stand for election as directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on Savient. Our management keeps the directors informed of company activity through regular reports and presentations at Board and committee meetings.

Our Board of Directors met 14 times during 2010. Each director attended 75% or more of the total number of meetings during 2010 of the Board of Directors and the committees, if any, of which such director was a member.

Our Board of Directors’ standing committees are our Audit and Finance Committee, our Compensation and Human Resources Committee and our Nominating and Corporate Governance Committee. Our Board of Directors has determined that all members of each of its three standing committees are independent as defined under The Nasdaq Stock Market, Inc. Marketplace Rules, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Each committee has a charter that has been approved by our Board of Directors. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. You can access our committee charters and our code of ethics in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com, or by writing to: Savient Pharmaceuticals, Inc., One Tower Center, 14th Floor, East Brunswick, New Jersey 08816, Attention: Investor Relations.

We expect, barring extenuating circumstances, that the members of the Board of Directors will attend our 2011 Annual Meeting of Stockholders. Each of our directors attended our 2010 Annual Meeting.

Audit and Finance Committee

Our Audit and Finance Committee assists our Board of Directors in overseeing the quality and integrity of our financial statements, our disclosure and financial reporting process, our internal controls and procedures for financial reporting, the performance of our internal audit function and our registered public accounting firm, our outside registered public accounting firm’s qualifications, independence and compliance with our code of ethics and applicable legal and regulatory requirements. Messrs. Klein (Chairperson), Jaeger and Thompson are the current members of the Audit and Finance Committee. Our Board of Directors has determined that Messrs. Jaeger and Klein qualify as “audit committee financial experts” as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission, or the SEC. During 2010, the Audit and Finance Committee held 8 meetings. The Audit and Finance Committee operates pursuant to a written charter, a copy of which is available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com.

Nominating and Corporate Governance Committee

In 2002, our Board of Directors formed a nominating committee. In 2004, the nominating committee became responsible for taking a leadership role in shaping our corporate governance policies and practices and thus the nominating committee was renamed the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include identifying, evaluating and recommending director candidates and the renomination of current directors to the Board, overseeing compliance with our adopted policies and procedures regarding corporate governance principles and practices, and making recommendations to the Board of Directors regarding modifications, if any, to our corporate governance principles and practices.

Messrs. Heller (Chairperson), Conrad, Thompson and Dr. Constantine are the current members of the Nominating and Corporate Governance Committee. During 2010, the Nominating and Corporate Governance Committee held four meetings, including a meeting to approve the nominees for election as directors at the 2010 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which is available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com.

Compensation and Human Resources Committee

Our Board of Directors formed the Compensation and Human Resources Committee to review compensation practices applicable company-wide, to recommend compensation for senior executives, including the President or Chief Executive Officer, to administer our employee benefits, stock option and incentive plans, to review and make recommendations to the Board of Directors with respect to all senior management compensation and benefit matters, including our principal executive officer’s compensation, and to review and make recommendations to the Board of Directors with respect to director compensation. In this proxy statement, we sometimes refer to the Compensation and Human Resources Committee as the Compensation Committee. Messrs. Jaeger (Chairperson), Conrad and Heller are the current members of the Compensation Committee. During 2010, the Compensation Committee held seven meetings, each of which included an executive session of the committee. Our former President, Paul R. Hamelin, was present at three of the committee meetings; however, he did not attend any executive sessions or any meeting where his compensation was determined. Mr. Johnson has not attended any meeting at which his compensation was determined. As discussed below, the Compensation Committee’s compensation consultant attended all or a portion of two of these meetings, including executive sessions.

Our Compensation Committee operates pursuant to a written charter, a copy of which is available in the “Corporate Governance” section of the “About Savient” feature of our website, www.savient.com. The Compensation Committee conducts a yearly review of its charter, which may be amended by a majority vote of the Committee. The chairperson of the Compensation Committee, with input from the Chief Executive Officer, or previously, the President, and Committee members, sets the Committee’s agenda and schedules Committee meetings. The Compensation Committee has budgetary authority to retain independent legal, compensation practice and other advisors as it deems necessary or appropriate to carry out its responsibilities.

The Compensation Committee may delegate, pursuant to predetermined and approved guidelines, to one or more executive officers, the power to grant time vested options to employees of Savient who are not directors or executive officers. The Compensation Committee has delegated this authority only to our Chief Executive Officer.

The Compensation Committee is composed entirely of independent directors as determined by our Board of Directors with reference to The Nasdaq Stock Market, Inc. Marketplace Rules and the rules of the SEC. The Compensation Committee establishes and administers an overall compensation program for our executive officers that is intended to support our commitment to enhancing stockholder value by attracting and retaining high-performing executives and motivating them to achieve our objectives. The Compensation Committee reviews and recommends to the Board of Directors for approval all elements of compensation for our principal executive officer and our other executive officers, including the executive officers listed in the Summary Compensation Table appearing on page 22. The Compensation Committee specifically reviews and recommends to the Board of Directors for approval the salary, annual non-equity incentive awards (which take the form of cash bonuses) and long-term equity incentive compensation and any other benefits for our executive officers. The Compensation Committee also reviews and approves, subject to the ratification of the Board of Directors, the performance measures in the annual and long-term incentive plans for our executive officers, as well as the compensation and long-term incentive policies applicable to all of our employees.

While he served as President, Mr. Hamelin made recommendations to the Compensation Committee regarding our other executive officers’ performance, base salary, and annual and long-term equity incentive compensation awards, which the Compensation Committee took into consideration in determining compensation targets for 2010. Upon assuming the position of Chief Executive Officer, Mr. Johnson also participated in these discussions and the Compensation Committee took into consideration his recommendations with respect to annual non-equity incentive awards for 2010, as discussed below.

Compensation Consultant. The Compensation Committee has engaged Radford, an Aon Hewitt consulting company, as a compensation consultant to provide advice on compensation practices and total compensation levels, data on compensation levels for similar positions at comparable companies and expertise on compensation strategy and program design. Based on this information, as well as on the responsibilities of, and demands placed on, our executive officers, the compensation consultant provides recommendations to the Compensation Committee regarding compensation levels and structure for our executive officers.

Other Committees

In addition to the standing committees discussed above, our Board of Directors from time to time may form temporary advisory committees consisting of one or more directors to review and advise the Board of Directors on specific issues. Our Board of Directors may compensate these directors on a case-by-case basis for service on these advisory committees, based on the amount of work involved.

The Pricing Committee, a subcommittee of our Audit and Finance Committee, was also established in connection with offerings of our company stock during 2010. Messrs. Klein (Chairperson), Jaeger and Thompson were the members of the Pricing Committee.

Compensation and Human Resources Committee Interlocks and Insider Participation

In 2010 our Compensation Committee consisted of Messrs. Jaeger (Chairperson), Conrad and Heller. None of our executive officers has served as a director or member of the compensation committee of any other entity while any executive officer of that entity served as a director or member of our Compensation and Human Resources Committee.

Board Role in Risk Oversight

The Board is responsible for overseeing management and the business affairs of the Company, which includes the oversight of risk. Our management is responsible for risk management on a day-day basis. The role of our Board and its committees is to oversee the risk management activities of management. The Board goals’ include helping to ensure that Savient continues as a successful business, to optimize our financial returns in light of the business risks we face, to increase stockholder value over time, and to protect the interests of all of our stockholders. Like all companies, we face a variety of risks, both internal and external, and many factors work simultaneously to affect our overall business risk. The Board works within a climate of respect and candor, fostering a culture of open dialog between Board members and senior management. The Board fulfills this oversight responsibility by:

•	maintaining a governance framework, or “tone at the top,” that describes broad areas of responsibility and includes appropriate checks and balances for effective decision making and approvals;

•	making effective decisions that set the proper tone, character, and strategic direction for the Company;

•	ensuring that senior management carry out their responsibilities; and

•	holding the appropriate persons accountable for the execution of the strategic plan.

The Board administers its risk oversight function directly and through the Audit and Finance Committee, which receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks. The Audit and Finance Committee receives these reports from the appropriate member of senior management to enable it to understand our risk exposure, risk management and risk mitigation strategies. When the Audit and Finance Committee receives the report, the chair of the Audit and Finance Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit and Finance Committee discusses our policies with respect to risk assessment and risk management.

The Board recognizes that our business risk is not static, and that it is not possible to mitigate all risk and uncertainty all of the time. However, comprehensive knowledge of the company’s many elements of risk allows the Board proper oversight perspective with senior management in managing the material risks we face.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting our strategic direction and our day to day leadership and performance, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Related Person Transaction Policy

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Savient is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit and Finance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Committee to review, and, if deemed appropriate, approve proposed related person transactions that arise between Committee meetings, subject to ratification by the Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified, if it is authorized by the Audit and Finance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the related person transaction was undertaken in the ordinary course of our business;

•	whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related person transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit and Finance Committee may approve or ratify a related person transaction only if it determines that, under all of the circumstances, the transaction is in Savient’s best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy further provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation and Human Resources Committee in the manner specified in its charter.

In January 2009, our Board of Directors retained one of our directors, Dr. Simon, as a consultant to supervise our efforts to obtain U.S. regulatory approval for KRYSTEXXA. Pursuant to our agreement with Dr. Simon, we paid Dr. Simon a total of $500,000 during 2009 and approximately $44,000 in 2010.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This section provides information regarding the compensation program in place for our principal executive officer, principal financial officer and our next most highly-compensated executive officers for 2010, which we refer to as named executive officers, or NEOs. It includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide. It does not include compensation information for 2010 for our Chief Executive Officer, who joined the company in January 2011.

Executive Summary

Performance Highlights. Our primary focus is commercializing KRYSTEXXA in the United States and completing the development of and seeking regulatory approval outside of the United States for KRYSTEXXA. KRYSTEXXA was approved for marketing by the U.S. Food and Drug Administration, or FDA, on September 14, 2010, and became commercially available in the United States by prescription on December 1, 2010, when we commenced sales and shipments to our network of specialty and wholesale distributors. Moreover, during 2010 we completed an open label extension study and a risk evaluation and mitigation strategy, or REMS plan, as required by the FDA, and completed the production and validation of three commercial batches of pegloticase drug substance within specifications during the fourth quarter of 2010.

Key Compensation Decisions in 2010. As discussed more fully below, for 2010 each of our NEOs received a 3.5% increase to their 2009 base salaries. In addition, our NEOs earned between 82% and 91% of their target annual non-equity incentive awards for 2010. The non-equity incentive awards were based on a combination of the achievement of 80% of certain financial, operational and commercial goals established by the Compensation Committee and approved by the Board of Directors at the beginning of each calendar year, which we refer to collectively as the Goals and which make up 80% of the NEO’s annual target award, and the achievement of a rating of between 17% and 20% on the remaining 20% of each NEO’s annual target award based on “executive success factors”, which measure the personal performance of each NEO. An additional special performance adjustment of 10% was made to the award received by one of our NEOS, as discussed more fully below. Moreover, a grant of performance-based restricted stock made to our NEOs in November 2009 vested during 2010 upon the FDA’s approval of KRYSTEXXA.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees and NEOs are not reasonably likely to have a material adverse effect on the company. In addition, the Compensation and Human Resources Committee of our Board of Directors, which we refer to as the Compensation Committee, believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive or inappropriate risks.

Compensation Philosophy and Objectives

The Compensation Committee has responsibility for reviewing and making recommendations to the Board of Directors for approval of the compensation and benefits program for our NEOs. The Compensation Committee acts pursuant to a charter that has been approved by our Board of Directors.

Our overall executive compensation philosophy is that total compensation should be based on performance, vary with the attainment of specific strategic, financial and other operational objectives directly related to our strategic business plan and annual budget, be competitive with our peer companies, be internally equitable given the relative responsibilities and individual contributions of each NEO, and be closely aligned with the interests of our stockholders. We designed these policies to attract and retain executive officers who are critical to our long-term success by providing a competitive compensation package and recognizing and rewarding individual performance and individual contributions to the achievement of company-wide performance.

A Substantial Portion of Compensation Should Be Performance-Based. Our compensation program is designed to reward performance that meets or exceeds predetermined short and long-term objectives. For example, whether and to what extent annual non-equity incentive awards (annual short-term cash compensation) are made to NEOs depends largely on the extent to which the Goals are attained. We deliver a significant portion of our NEOs’ equity-based compensation in the form of performance-based equity grants that vest if, and only to the extent that, both the NEO remains employed by us and specific Goals and strategic initiatives established for these grants are met within specified timeframes.

A Substantial Portion of Compensation Should Be Delivered in the Form of Equity Awards. The Compensation Committee believes that a substantial portion of total compensation should be delivered in the form of equity in order to better align the interests of our NEOs with the interests of our stockholders. For 2010, we granted annual long-term equity awards to our NEOs in the form of performance-based restricted stock and performance-based stock options, both of which vest on the attainment of certain conditions within a specified timeframe, subject to the NEO’s continued employment with the company through the vesting date.

Our Compensation Program Should Enable Us to Compete for Talented Executives. The Compensation Committee believes that stockholders are best served when we can attract and retain talented NEOs with compensation packages that are competitive and fair. The Compensation Committee believes it has designed a compensation package for NEOs that will deliver total compensation (base salary, annual non-equity incentive awards and long-term equity awards) targeted at or above the median of executive compensation paid by a group of companies that we believe to be our peers, which we refer to as our Peer Group. When making compensation decisions, we also look at the compensation of our NEOs relative to the compensation paid to similarly-situated executives at companies in our Peer Group. We refer to this process as benchmarking.

Our Compensation Program Should Be Fair, and Perceived as Such, Both Internally and Externally. The Compensation Committee aims to create a compensation program that will be perceived as fair, both internally taking into consideration the relative responsibilities and individual contributions of each of our NEOs, and externally, taking into consideration the compensation paid to similarly situated executives at companies in our Peer Group. For this purpose, total compensation includes base salary, annual non-equity incentive awards and other items noted in the Summary Compensation Table.

Role of Principal Executive Officer in Compensation Decisions

Our principal executive officer annually reviews the performance of each NEO (other than himself, whose performance is reviewed by the Compensation Committee and the Board of Directors), and in particular, each NEO’s contributions to achievement of the corporate components of the Goals, strategic objectives and individual performance. In November 2009, Mr. Hamelin presented these reviews, along with his resulting recommendations with respect to salary adjustments and the 2009 annual non-equity incentive award amounts, to the Compensation Committee. The Compensation Committee then considered his recommendations with respect to each NEO. John Johnson, our Chief Executive Officer, has now assumed this role.

Role of Compensation Consultant

To assist the Compensation Committee in assessing our compensation program, the Compensation Committee may engage independent consulting firms. Such compensation consultants report directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain and dismiss the compensation consultants. In August 2007, the Compensation Committee engaged Radford, an Aon Hewitt consulting company, which we refer to as Radford, to provide advice on compensation practices and total compensation levels, data on compensation levels for similar positions at companies in our Peer Group, and expertise on compensation strategy and program design. The Compensation Committee’s chair has frequent discussions with Radford, in particularly with regard to NEO compensation matters. The Compensation Committee reviews market data provided by Radford in determining the levels, mix and duration of award periods for long-term executive compensation. Radford representatives regularly prepare materials for discussion at Compensation Committee meetings, and they are frequently invited to attend such meetings.

Peer Group and Benchmarking Executive Compensation

Radford provides the Compensation Committee with information regarding the executive compensation practices of our Peer Group. The companies that comprise our Peer Group are commercial-stage companies with approximately one-third to three times our headcount and market capitalization.

When making compensation decisions, we consider benchmark data from our Peer Group to inform, rather than supplant, individual and corporate performance, internal and external pay equity and other factors that we consider when making compensation decisions. With Radford’s assistance, the Compensation Committee established our Peer Group in 2007, and updated it in 2010 to reflect our shift from a developmental stage company to a commercial entity.

Commencing December 2010, our Peer Group consisted of the following life science, pharmaceutical and biopharmaceutical companies:

Acorda Therapeutics	Cell Therapeutics	Inspire Pharmaceuticals
Allos Therapeutics	Cypress Bioscience	InterMune
AMAG Pharmaceuticals	Dyax	Onyx Pharmaceuticals
Avanir Pharmaceuticals	Durect	Progenics Pharmaceuticals
Cadence Pharmaceuticals	GTx	ViroPharma

Through December 2010 our Peer Group consisted of the following companies:

Acadia Pharmaceuticals	InterMune	Progenics Pharmaceuticals
Array Biopharmaceuticals	Isis Pharmaceuticals	Sangamo BioSciences
Dendreon	Keryx Pharmaceuticals	Seattle Genetics
Durect	Maxygen	SuperGen
GTx	Onyx Pharmaceuticals	Theravance
Incyte	Pain Therapeutics	ViroPharma
Xenoport

Establishing Compensation

After considering various survey data, business objectives and compensation policies, and the recommendations of our principal executive officer, the Compensation Committee annually determines levels of base compensation and annual and long-term incentives, targeted at the median of compensation paid by companies in our Peer Group. The Compensation Committee can and does vary the compensation of individuals from the competitive benchmarks based on such factors as individual performance, potential for future advancement, the importance of the executive’s position to us, the difficulty of replacement, current responsibilities or additions to responsibilities, length of time in current position, and, for recently hired NEOs, their prior compensation packages.

Components of Executive Compensation

The key components of our executive compensation program are base salary, annual non-equity incentive awards and long-term equity-based incentive awards, as discussed below.

Cash Compensation

In determining and evaluating an individual NEO’s cash compensation, we consider individual performance, the attainment of specific strategic, financial and other operational objectives directly related to our strategic business plan, and Peer Group data. Moreover, we believe cash compensation should reflect the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. We pay cash compensation in the form of salary and annual non-equity incentive awards. Salary is included in the NEO compensation package because the Compensation Committee recognizes that some portion of cash compensation should be fixed. We also include annual non-equity incentive awards, which are performance-based cash awards, in the package because they permit the Compensation Committee to help motivate our NEOs to pursue particular short-term objectives that the Compensation Committee believes are consistent with the overall goals and strategic direction that the Board of Directors has set for us. The components comprising cash compensation, which in the aggregate totaled between approximately 32% and 58% of each individual NEO’s 2010 total compensation, giving pro forma effect to that portion of the November 2009 equity grant to NEOs attributable to 2010, as discussed below, are set forth in the Summary Compensation Table.

Base Salary. The Compensation Committee annually reviews and considers adjustments to the base salary of each of our NEOs based on company performance, individual performance, Peer Group data and market conditions. For newly hired or promoted NEOs, base salary is established based on their counterparts at companies in our Peer Group and the individual NEO’s base salary at his immediately prior position. In adjusting salaries, the Compensation Committee is generally mindful of its overall goal to keep cash compensation for the NEOs at the median of cash compensation paid by companies in our Peer Group. Assuming threshold performance levels are met, the amount of cash compensation that is provided to an NEO in the form of salary and annual non-equity incentive awards is generally less than the value that is provided in the form of long-term equity compensation on an annual basis, which is described below. This weighting reflects the Compensation Committee’s objective of ensuring that a substantial amount of each NEO’s total compensation is tied to long-term, company-wide goals.

2010 Increase in Base Salary. The Compensation Committee, with input from Mr. Hamelin and Radford, approved a 3.5% increase to NEO base salaries. The Compensation Committee based this decision on each NEO’s individual performance and Peer Group data. The base salaries of our NEOs in 2010 are summarized below:

Name	2010 Base Salary
Paul Hamelin	$421,000
Philip K. Yachmetz	$402,000
David G. Gionco	$290,000

Non-Equity Incentive Awards. Our executive officers are eligible to receive annual non-equity incentive awards, which we pay in the form of cash bonuses. The Compensation Committee’s policy is to attribute a significant portion of executive officers’ total cash compensation to such annual non-equity incentive awards. The Compensation Committee retains discretion to modify the targets in light of unexpected events, such as extraordinary business developments, to award non-equity incentive awards even if targets are not completely met, and to reduce non-equity incentive awards even if targets are met.

In 2010, the non-equity incentive target award levels for our NEOs was 60% of base salary for Mr. Hamelin, 50% of base salary for Mr. Yachmetz, and 40% of base salary for Mr. Gionco. Individual target award levels are reviewed annually to ensure that the respective target award levels reflects the underlying responsibilities of each position within the Company.

2010 Non-Equity Incentive Awards. Non-equity incentive awards for 2010 were based on a combination of (i) the attainment of the Goals, which account for 80% of an NEO’s target award, and (ii) an executive success factor, or ESF, which accounts for the remaining 20% of an NEO’s target award. The ESF is based in equal parts on a peer to peer evaluation of specified elements of individual performance and the NEO’s evaluation of each other NEO’s performance against the same individual performance elements. Mr. Hamelin’s ESF is based in equal parts on a peer to peer evaluation and the Committee’s evaluation against these same individual performance elements.

For 2010, the Goals encompassed two categories. The first category related to a strategic transaction of the company, the second the advancement of the KRYSTEXXA BLA through the FDA approval process, including the completion of an open label extension study and a REMS, as required by the FDA, the production of a specified number of commercial batches of KRYSTEXXA, presentation and execution of a launch plan for KRYSTEXXA, and commercialization-related objectives, including the completion and validation of a secondary source supplier of KRYSTEXXA by specified dates, and the submission of a Marketing Authorizing Application, or MAA, in the European Union. The Compensation Committee determined that a total level of 80% of the Goals were attained, based upon the approval of the Company’s BLA for KRYSTEXXA and the successful completion of a launch plan for KRYSTEXXA. As such, this 80% achievement level with respect to the Goals resulted in each NEO being awarded 64% of their target award level.

As for each NEO’s ESF, which (as described above) accounted for 20% of each NEO’s overall target award, the Compensation Committee, with input from Mr. Hamelin, evaluated each of Messrs. Yachmetz’ and Gionco’s individual performance based on his leadership and management skills, level of integrity and vision. The Compensation Committee made this evaluation on its own with respect to Mr. Hamelin. The Compensation Committee decided to award Messrs. Hamelin, Yachmetz and Gionco an ESF of 18%, 20% and 17%, respectively, of the available 20% of each NEO’s target award. Accordingly, when combined with the achievement level with respect to the Goals, Messrs. Hamelin and Yachmetz were entitled to an aggregate of 82% and 84% of their target awards, respectively. Mr. Gionco was entitled to 91% of his target award, based on the achievement of the Goals, his ESF and a special performance adjustment to his award equal to 10% of his target award.

Other Compensation. The Compensation Committee may award one-time sign-on bonuses and relocation and temporary housing reimbursement payments, which may be grossed-up for taxes, to a newly-hired NEO in connection with the commencement of his employment if it determines that doing so is necessary to attract talented executives.

Each of our NEOs is eligible to participate in our 401(k) plan. Pursuant to the plan, in 2010, all employees, including NEOs, who met age and service requirements could contribute up to $16,500 to our 401(k) plan, 50% of which was matched by us. The plan allowed for 2010 “catch-up” contributions of up to $5,000 by participants over the age of 50, which were also subject to the same level of matching.

Long-Term Incentive Awards

Our long-term incentive awards program is designed to pay a substantial portion of NEO compensation in the form of equity awards, including a mix of stock options, premium and performance stock options, restricted stock, performance shares and restricted stock units, to better align the NEOs’ interests with those of our stockholders, motivate our senior management team to achieve our key strategic, financial and non-financial goals, including product development goals, and reward superior performance. In recent years, the Compensation Committee awarded a combination of stock options, restricted stock and performance-based restricted stock. The Compensation Committee believes that these equity grants further our compensation philosophy by rewarding superior performance, measured in terms of our stock price, and through the vesting of performance-based restricted stock only upon the attainment of specified objectives, while serving as a retention tool.

The amount of equity compensation that is provided to each NEO in a given year is generally determined by the Compensation Committee by reference to the median Black-Scholes value of equity grants made by, and equity holdings of, comparable executives of companies in our Peer Group as compared to the Black-Scholes value of equity grants made to, and equity holdings of, our NEOs. The Compensation Committee also takes into consideration the NEO’s performance and role in the attainment of specific strategic, financial and operational objectives directly related to our strategic business plan, with reference to prior equity grants made to the NEO. In the case of new hires, the Compensation Committee also considers the NEO’s prior compensation and the value of any forfeited equity awards with his or her prior employer. The amount of equity compensation the

Compensation Committee selects for these purposes in a given year is also dependent on the Compensation Committee’s assessment, for that year, of the appropriate balance between total cash and total equity compensation. The portion of the equity component that is tied to our performance is also evaluated annually for the purpose of determining if the proportion of the equity compensation award based on performance is consistent with our longer-term objectives.

The following is a description of the forms of equity awards that may be made under our Amended and Restated 2004 Incentive Plan, which we refer to as the Incentive Plan:

Stock Options. Stock options granted under the 2004 Incentive Plan vest on the basis of the passage of time and continued employment, and generally vest with 25% becoming exercisable on each of the first four anniversaries of the grant date. Stock options have a 10-year term and are granted with an exercise price equal to or, in the case of premium stock options, above the fair market value of our common stock on the date of grant.

Performance-Based Stock Options. The 2004 Incentive Plan also allows for the award of performance-based stock options. The terms, conditions and period for the vesting of the performance-based stock options are established on a case-by-case basis by the Compensation Committee and approved by the Board of Directors. In determining performance objectives for performance-based stock options, the Compensation Committee may consider any one or a combination of our current needs, areas for business opportunities, stage of drug development and longer-term performance objectives. The Compensation Committee believes that the performance criteria it establishes are not readily achievable absent the consistent extraordinary efforts of our NEOs and their respective teams. Performance-based stock options have a 10-year term, with a vesting period that is generally shorter than that for our time-based stock options, and are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Service-Based Restricted Stock. Service-based restricted stock granted under the 2004 Incentive Plan vest on the basis of the passage of time and continued employment, with restrictions generally lapsing as to one-third of the shares on each of the first three anniversaries of the date of grant. Recipients of service-based restricted stock receive dividends, to the extent paid by us, on the shares subject to a grant. Shares of service-based restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions thereon.

Performance-Based Restricted Stock. The terms, conditions and period for the vesting of performance-based restricted stock granted under these awards are established on a case-by-case basis by the Compensation Committee and approved by the Board of Directors. In determining performance objectives for an award year, some or all of which may take three years or more to determine the level of achievement, the Compensation Committee evaluates our current needs, areas for business opportunities, stage of drug development and longer-term performance objectives. The Compensation Committee believes that the performance criteria it establishes are not readily achievable absent the consistent extraordinary efforts of our NEOs and their respective teams. As with service-based restricted stock recipients of performance-based restricted stock receive dividends, to the extent paid by us, on the shares subject to a grant. Shares of performance-based restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions thereon.

2010 Long-Term Incentive Awards

Grants. For 2010, our long-term incentive compensation consisted of performance-based stock options and performance-based restricted stock awards that were made in November 2009 and which vested upon the achievement of specified conditions, as described in the Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2010; see also November 2009 Grants below.

November 2009 Grants. In May 2009, the Compensation Committee reviewed the retentive value of NEO long-term incentive compensation and determined that a special one-time grant should be made to each of the NEOs to increase the potential aggregate value of their existing equity awards. The Compensation Committee determined that an equity grant in the form of performance-based stock options that vest upon the attainment of the criteria set forth below prior to December 31, 2009, and in an amount targeted to increase the value of each NEO’s equity holdings to a level sufficient to maintain the retentive value of the NEO’s total equity holdings, was appropriate.

In furtherance of this, a performance-based stock option grant was awarded to each of Messrs. Hamelin, Yachmetz and Gionco in May 2009 in the amount of 125,000, 75,000 and 37,500, respectively, with vesting of such award to occur in full on the satisfaction of any one of the following conditions prior to December 31, 2009:

•	receipt of a “complete response letter” from the FDA constituting approval of the KRYSTEXXA BLA;

•	completion of a “change of control” transaction approved by the Board and satisfying specified criteria; or

•	completion of a worldwide licensing transaction for KRYSTEXXA at a specified aggregate value.

By early October 2009 the Compensation Committee concluded that the performance conditions of the May 2009 performance-based stock option grant award would not be met prior to December 31, 2009 and that these options would lapse without vesting. The Compensation Committee also concluded that while the performance-based stock options underlying the May 2009 grant would not be met in 2009, substantial progress had been made in addressing the issues included in the FDA’s complete response letter. The Compensation Committee, following an extensive review and discussions with Radford, determined in November 2009 that an award similar to the May 2009 award was appropriate and that the above three performance conditions would be retained, with achievement occurring on or prior to December 31, 2010. The Committee also determined that the optimal structure for these grants would be a mix of performance-based restricted stock and performance-based stock options designed to deliver the same value as the original May 2009 award if the designated performance milestones are achieved. The November 2009 grant was also in lieu of the annual long-term incentive award that would have been considered by the Committee in February 2010.

The following annual long-term incentive grants were made to each of the NEOs in November 2009 and reported in our proxy statement for 2009:

Name	Performance-based Restricted Stock	Performance-based Stock Options
Paul Hamelin	76,394	48,606
Philip K. Yachmetz	22,918	14,582
David G. Gionco	22,918	14,582

Performance Share Vesting. The November 2009 performance-based restricted stock grants and performance-based stock option grants vested in September 2010 upon the approval by the FDA of our KRYSTEXXA BLA.

Practices Regarding the Grant of Equity-Based Awards

The Compensation Committee generally makes all annual equity grants to NEOs during the year-end review process, except in the case of newly-hired or promoted NEOs, who may receive equity grants upon hire or promotion. The Compensation Committee believes that it is appropriate that annual awards be made to approximately coincide with the year-end review process and the start of a new fiscal year in order that the Compensation Committee may evaluate the NEO’s performance for the preceding year, determine the extent to which financial, operational and strategic objectives were achieved, and evaluate each NEO’s contribution to these, and other measures, which are best determined based on a year-to-year comparison. We do not have a program, plan or practice to time equity grants to our NEOs with the release of material non-public information.

All equity awards made to our NEOs, employees and directors are made pursuant to our 2004 Incentive Plan. As noted above, all stock options under the Incentive Plan are granted with an exercise price equal to or, in the case of premium stock options, above the fair market value of our common stock on the date of grant. Fair market value is defined under our 2004 Incentive Plan to be the closing price of a share of our common stock on the date of grant. We do not have any program, plan or practice of awarding options to NEOs and setting the exercise price based on the stock’s price on a date other than the grant date. We do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date.

Perquisites

We provide each of our NEOs with memberships in two airline clubs.

All Other Benefits

Our NEOs are eligible to receive benefits that all of our employees are entitled to receive, including life, medical and dental insurance, and may participate in our defined contribution and employee stock purchase plan on the same terms as all of our employees.

Post-Termination Payments and Benefits

Each of our NEOs is a party to an employment agreement with us, each of which we refer to as an employment agreement, pursuant to which he is entitled to specified post-termination payments and benefits, the terms of which are set forth below. These agreements provide for payments and benefits if the NEO’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause,” resigning for “Good Reason” under specified circumstances or termination upon a “Change in Control,” as these terms are defined in the employment agreements, as discussed below.

The Compensation Committee periodically analyzes and reassesses the post-termination compensation arrangements in each NEO’s employment agreement to determine whether they are necessary and appropriate under the circumstances at the time and given the circumstances of each NEO. In conducting this analysis, the Compensation Committee considers the aggregate value of the equity awards made over time to each NEO as well as the aggregate value of all compensation that would result in the event of each triggering event under the post-termination compensation arrangements. In analyzing the continued necessity of these payments and their relative cost to us, the Compensation Committee compares the total “walk-away” amounts to the aggregate value of the equity awards made over time to our NEOs. Based on this examination, in 2007 the Compensation Committee determined that the aggregate value of the equity awards made over time to our NEOs, based on the then current share price, was not sufficiently high to justify the removal of the provisions regarding termination of employment, including severance payments and accelerated vesting, and that these provisions still served their original purpose as a retention device. The Compensation Committee reconfirmed these conclusions in 2010 as part of its annual assessment of NEO compensation.

The Compensation Committee and the Board of Directors believe that these severance arrangements are an important part of the overall arrangements with our NEOs as they are intended to help secure their continued employment and dedication, notwithstanding any concern they may have at such time regarding their own continued employment, prior to or following a Change in Control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as all or nearly all of the companies with which we compete for executive talent maintain similar arrangements for their senior employees.

Basis for Principal Executive Officer Compensation

Our compensation program is designed to foster a pay-for-performance philosophy and ownership culture. In setting compensation levels for Mr. Hamelin the Compensation Committee reviewed the competitor and market data provided by Radford and targeted his overall compensation at approximately the median for our Peer Group companies.

In November 2009, the Compensation Committee approved an increase to Mr. Hamelin’s annual base salary for 2010 and awarded him the following long-term incentive award grants: a performance-based stock option to purchase 48,606 shares of our common stock upon the achievement of specified performance targets in 2010, and 76,394 shares of performance-based restricted stock which vest upon the achievement of specified performance targets in 2010. Please see Long-Term Incentive Awards, 2010 Long-Term Incentive Awards. In February 2011, Mr. Hamelin was awarded an annual non-equity incentive award of $207,132 based on an 82% factor for 2010 performance. Please see Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2010. Mr. Hamelin’s base salary for 2011 remains at $421,000 as he was expected to leave the Company in early 2011.

Mr. Johnson became Chief Executive Officer of the company in January 2011. His base salary is $600,000 and he is eligible to receive an annual non-equity incentive based award targeted at 80% of base salary. In addition, in January 2011, in connection with his appointment as CEO, he received 230,000 shares of time-based restricted stock, 300,000 shares of performance-based restricted stock, 250,000 stock options and 250,000 performance-based stock options, which options were issued pursuant to the NASDAQ inducement grant exception and not pursuant to the company’s 2004 Incentive Plan. Our Compensation Committee, with input from Radford, based Mr. Johnson’s cash compensation and equity awards taking into consideration the value of cash compensation and equity awards offered to CEOs at our Peer Group companies, Mr. Johnson’s total compensation package prior to joining Savient, and the compensation packages of our other NEOs.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and other officers whose compensation is required to be disclosed to the company’s stockholders under the Securities Exchange Act of 1934, as amended, by reason of being the three most highly compensated officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, our compensation program is designed to reward executives for the achievement of our performance objectives. The stock plan is designed in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, compensation attributable to awards granted under the plans may not be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee considers it important to retain flexibility to design compensation programs that are in the best interest of us and our stockholders and, to this end, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the Compensation Committee believes that compensation is appropriate and in the best interests of us and our stockholders, after taking into consideration changing business conditions and performance of our employees.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee of the Company has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement filed in connection with the 2010 Annual Meeting of Stockholders.

By the Compensation and Human Resources Committee

Stephen O. Jaeger (Chairperson)

Herbert Conrad

Alan Heller

SUMMARY COMPENSATION TABLE

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

The following table includes information concerning compensation awarded during or for the fiscal year ended December 31, 2010, 2009 and 2008 to our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
Paul Hamelin	2010	421,000	—	—	207,132	11,000	639,132
President	2009	406,000	297,000	499,125	207,060	5,500	1,414,685
	2008	344,150	—	962,700	—	10,250	1,317,100

Philip K. Yachmetz	2010	402,000	—	—	168,840	11,000	581,840
Senior Vice President, General Council	2009	388,212	148,500	233,142	164,990	5,500	940,344
	2008	388,212	—	524,025	—	10,250	922,487

David Gionco	2010	290,000	—	—	105,560	11,000	406,560
Group Vice President, Chief Financial Officer and Treasurer	2009	273,985	—	220,655	92,960	4,125	591,725
	2008	223,143	190,255	78,780	80,053	7,750	579,981

(1)

These amounts reflect the grant date valuation of the awards under FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to our Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the SEC, on March 1, 2010.

Included in this column are the grant date fair values of performance stock option and performance restricted stock awards granted in 2009. The grant date fair values of the performance awards included in the table for 2009 were: Mr. Hamelin: $0; Mr. Yachmetz: $0; and Mr. Gionco: $0. The performance shares distributed at the end of the performance period were dependent upon the achievement of performance and market related goals. As a result of such achievement, the actual payouts was the maximum payout of 100% of the target number. The maximum grant date fair value of these performance-based awards were: Mr. Hamelin: $1.8 million; Mr. Yachmetz: $0.7 million; and Mr. Gionco: $0.5 million. Because the performance-based restricted stock are valued based on market factors and the price of Savient common stock, the value of the awards at distribution was further affected by the achievement of the market goals and the price of our stock at the time of distribution.

(2)

Non-equity incentive plan compensation includes cash incentive awards made to each NEO based on the Board of Director’s evaluation of the NEO’s performance against established goals and objectives. Non-equity incentive awards for 2010 and 2009 were paid in March 2011 and December 2009, respectively. The employees who were NEO’s during 2008 were not entitled to any payouts under non-equity incentive plan awards for 2008.

(3)	Categories and values of awards reported in All Other Compensation are set forth in the following table:

								Tax Gross-Up
Name Executive Officer	Year	Termination Account	Flexible Spending Account	Car Allowance	Relocation Expenses	401K Employer Match	Other Payments	Flexible Spending Account	Car Allowance	Relocation Expenses	Total
Paul Hamelin	2010	—	—	—	—	$11,000	—	—	—	—	$11,000
	2009	—	—	—	—	$5,500	—	—	—	—	$5,500
	2008	—	—	—	—	$10,250	—	—	—	—	$10,250

Philip K. Yachmetz	2010	—	—	—	—	$11,000	—	—	—	—	$11,000
	2009	—	—	—	—	$5,500	—	—	—	—	$5,500
	2008	—	—	—	—	$10,250	—	—	—	—	$10,250

David Gionco	2010	—	—	—	—	$11,000	—	—	—	—	$11,000
	2009	—	—	—	—	$4,125	—	—	—	—	$4,125
	2008	—	—	—	—	$7,750	—	—	—	—	$7,750

GRANTS OF PLAN-BASED AWARDS TABLE

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

The following table sets forth information with respect to plan-based incentive awards granted during or for the fiscal year ended December 31, 2010 to each of our NEOs.

Name	Grant Date	Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target	Maximum	Target	Maximum
Paul Hamelin		207,132	—	—	—	—	—	—	—
Philip K. Yachmetz		168,840	—	—	—	—	—	—	—
David Gionco		105,560	—	—	—	—	—	—	—

(1)	Amounts represent actual 2010 non-equity incentive grant awards. There are no thresholds or maximums for estimated future payouts under non-equity incentive plan awards.
(2)

No equity incentive grant awards were granted in 2010. However, a portion of the November 2009 grant to NEOs, as discussed above, is attributable to 2010 compensation as it was granted, in part, in lieu of a long-term equity compensation grant in 2010.

Employment Agreements

Each of our NEOs has an employment agreement with us. Each employment agreement sets forth, among other things, the NEO’s base salary at the time the agreement was entered into, non-equity incentive award opportunities, and entitlement to participate in our benefit and equity incentive award plans. Each of the employment agreements is for an initial three-year term and is automatically renewable for additional one-year terms unless either we or the NEO gives notice of non-renewal at least 90 days prior to the expiration date of the employment agreement.

The employment agreements provide that each NEO will be entitled to participate in each employee benefit plan maintained by us, including participation in the 2004 Incentive Plan, and to receive specified post-termination payments upon termination under specified circumstances. Please see Potential Payments Upon Termination or Change in Control for a description of such employment agreements.

Equity Awards

The Compensation Committee granted performance-based stock options and performance-based restricted stock to our NEOs pursuant to the Incentive Plan in November 2009, partly in lieu of the grant that would ordinarily have been considered in February 2010. Performance-based stock options and performance-based restricted stock vest if and when pre-determined strategic, financial and operational objectives determined by the Compensation Committee and approved by the Board of Directors are achieved. If these objectives are not met within the time period specified in the grants, then the portion of the performance-based stock options and the performance-based restricted stock allocated to such objectives are forfeited. Holders of performance-based restricted stock may not vote these securities in stockholder votes. Please see Compensation Discussion & Analysis—Components of Executive Compensation—Long-Term Incentive Awards—Performance Shares and 2010 Long-Term Incentive Awards for a description of the performance targets to be met.

Salary and Non-Equity Incentive Awards in Proportion to Total Compensation

As described in Compensation Discussion & Analysis—Compensation Philosophy and Objectives, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. Our

Compensation Committee believes that our current compensation program better aligns our NEOs’ interests with the interests of our stockholders, while also permitting the Compensation Committee to help motivate NEOs to pursue specific short and long-term performance goals. Please see Compensation Discussion & Analysis—Compensation Philosophy and Objectives for a description of the objectives of our compensation program and overall compensation philosophy.

OUTSTANDING EQUITY AWARDS

AT FISCAL YEAR ENDED DECEMBER 31, 2010

The following table includes information with respect to unexercised options and restricted stock held by each of our NEOs for the fiscal year ended December 31, 2010.

	Option Awards					Stock Awards
Name	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Paul Hamelin	10,000	30,000		8.27	2/19/2019	33,333		371,330	10,250	114,185
	25,000	75,000		5.27	2/19/2019				5,125	57,093
	74,999	75,001		4.53	12/19/2018
	20,000	20,000		20.59	2/15/2018
	18,191	6,064		14.43	2/15/2017
	43,197	—		12.11	12/8/2016
	38,769	—		5.11	5/23/2016
	48,606	—		13.81	11/22/2019
Philip K. Yachmetz	3,750	11,250		8.27	2/19/2019	16,666		185,659	11,050	123,097
	12,500	37,500		5.27	2/19/2019				5,525	61,549
	21,250	21,250		20.59	2/15/2018
	27,287	9,096		14.43	2/15/2017
	135,000	—		12.11	12/8/2016
	41,500	—		4.62	2/15/2016
	12,500	—		2.78	4/12/2015
	72,500	—		2.42	5/28/2014
	14,582	—		13.81	11/22/2019
David Gionco	15,000	45,000		5.27	2/19/2019	5,000	(3)	55,700
	13,000	13,000		4.53	12/19/2018	3,250	(4)	36,205
	7,500	—		4.32	2/6/2016	4,333		48,270
	14,582	—		13.81	11/22/2019

(1)	All stock options vest at a rate of 25% on each of the first four anniversaries of the date of grant.
(2)	Restricted stock awards vest at a rates of 33% of the shares on each of the first three anniversaries of the date of grant.
(3)	Restricted stock awards vest at a rates of 25% of the shares on each of the first four anniversaries of the date of grant.
(4)	Restricted stock awards vest at a rates of 50% of the shares on each of the second and fourth anniversary of the date of grant.
(5)	The market value of stock awards is based on the closing price of our common stock as of December 31, 2010, which was $11.14 per share.
(6)

Consists of performance-based restricted stock granted under the 2004 Incentive Plan. These shares vest when certain goals and objectives established by the Compensation Committee are met. For a description of the performance goals and objectives highlighted in these awards, see Compensation Discussion & Analysis-Components of Executive Compensation-Long Term Incentive Awards-Performance-based Restricted Stock.

OPTION EXERCISES AND STOCK VESTED

DURING THE FISCAL YEAR ENDED DECEMBER 31, 2010

The following table includes information with respect to option exercises and the vesting of performance and service based restricted stock for our NEOs during the fiscal year ended December 31, 2010.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Paul Hamelin	—	—	21,287	294,612
			76,394	1,548,506	(3)

Philip K. Yachmetz	—	—	15,264	211,254
			22,918	464,548	(3)

David Gionco	—	—	12,583	158,396
			22,918	464,548	(3)

(1)	No stock option awards were exercised during 2010.
(2)

The value realized represents the number of shares of service or performance-based restricted stock vested in 2010 under the 2004 Incentive Plan multiplied by the market value of the underlying shares on the vesting date.

(3)

Consists of performance-based stock options under our 2004 Incentive Plan. These shares vested once certain strategic goals and objectives established by the Compensation Committee were met. For a description of the strategic goals and objectives highlighted in these awards, see Compensation Discussion & Analysis-Components of Executive Compensation-Long Term Incentive Awards-Performance-based Stock Options.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans by type as of December 31, 2010.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1),(2),(3)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4)
Equity compensation plans approved by security holders	2,299,582	$8.41	2,454,676
Equity compensation plans not approved by security holders	—	—	—
Total	2,299,582	$8.41	2,454,676

(1)	Includes all outstanding service-based and performance-based stock options awarded under the 2004 Incentive Plan, granted to NEOs, non-executive employees and members of our Board of Directors.
(2)	Excludes 315,262 of service-based restricted shares and 39,118 performance-based restricted shares, respectively that were unvested and not forfeited as of December 31, 2010.
(3)

Under our 1998 Employee Stock Purchase Plan, participants are granted the right to purchase our common stock on certain dates within a pre-determined purchase period at 85% of our stock price on the first or last day of the period, whichever is lower. Accordingly, the number of shares to be issued in connection with this plan is indeterminable.

(4)

Consists of shares of our common stock available for issuance under the 2004 Incentive Plan as of December 31, 2010. This table does not include shares that may become available for grant under the 2011 Incentive Plan being brought before our stockholders at this meeting.

Potential Payments upon Termination or Change in Control

As noted under Compensation Discussion & Analysis—Post-Termination Payments and Benefits, we entered into an employment agreement with each of our current and former NEOs that provide for payments of specified benefits, as described in the table below, upon the termination of the NEO’s employment. The NEO’s rights upon a termination of his employment depend upon the circumstances of the termination. The definition of “Change in Control,” as used in the employment agreements, is set forth below.

In the event that we terminate Mr. Johnson’s employment at any time for any reason other than Cause, as defined in his employment agreement, or if Mr. Johnson terminates his employment with us at any time for Good Reason, as defined in his employment agreement, we are required to pay Mr. Johnson a payment equal to the product determined by multiplying his annual base salary by two and his targeted annual non-equity incentive award by 2 in periodic payments in accordance with our payroll policies. In addition, Mr. Johnson will receive continuation of medical, life and disability insurance and similar benefits for 24 months. However, Mr. Johnson will receive 2.5 times his salary and his targeted annual non-equity incentive award if within 12 months following a Change in Control we terminate Mr. Johnson for any reason other than Cause, death or disability, or fail to renew his employment agreement (if it would otherwise have expired during the period), or Mr. Johnson terminates his employment for Good Reason or we or any successor materially breaches any material provision of his employment agreement. In addition, Mr. Johnson will receive continuation of medical, life and disability insurance and similar benefits for 30 months. In the event of a Change in Control, Mr. Johnson will also receive a “success bonus” ranging between $1.5 million and $4 million dollars based on the sale price per share and the timing of the Change in Control.

In the event that we terminate Mr. Hamelin’s employment at any time for any reason other than Cause, as defined in his employment agreement, we are required to pay Mr. Hamelin a payment equal to the product determined by multiplying his annual base salary by two and his targeted annual non-equity incentive award by 1.75 in periodic payments in accordance with our payroll policies. In addition, Mr. Hamelin will receive continuation of medical, life and disability insurance and similar benefits for 18 months. In the event that Mr. Hamelin terminates his employment with us at any time for Good Reason, as defined in his employment agreement, we are required to pay Mr. Hamelin a payment equal to the product determined by multiplying his annual base salary and his targeted annual non-equity incentive award by 1.5 in periodic payments in accordance with our payroll policies. In the event of a termination for Good Reason, Mr. Hamelin will receive continuation of medical, life and disability insurance and similar benefits for 18 months. However, Mr. Hamelin will receive 2.25 times his salary and his targeted annual non-equity incentive award if within 24 months following a Change in Control we terminate Mr. Hamelin for any reason other than Cause, death or disability, or fail to renew his employment agreement (if it would otherwise have expired during the period), or Mr. Hamelin terminates his employment for Good Reason or we or any successor materially breaches any material provision of his employment agreement.

In the event that we terminate Mr. Yachmetz’ employment at any time for any reason other than Cause, or Mr. Yachmetz terminates his employment for Good Reason, as defined in his employment agreement, we are required to pay Mr. Yachmetz a payment equal to the product determined by multiplying his base salary and his target annual non-equity incentive award by 1.75, which we refer to as the Yachmetz Service Multiplier, in periodic payments in accordance with our payroll policies. In addition, Mr. Yachmetz will receive continuation of medical, life and disability insurance and similar benefits for that number of months equal to the Yachmetz Service Multiplier times 12. However, the Yachmetz Service Multiplier is 2.25 if within 24 months following a Change in Control we terminate Mr. Yachmetz for any reason other than Cause, death or disability, or fail to renew his employment agreement (if it would otherwise have expired during the period), or Mr. Yachmetz terminates his employment for Good Reason, or we or a successor materially breaches any material provision of his employment agreement.

In the event that we terminate Mr. Gionco’s employment at any time for any reason other than Cause, or he terminates his employment for Good Reason, as defined in his employment agreement, Mr. Gionco will be entitled to receive his base salary for a period of 52 weeks. In addition, Mr. Gionco will receive continuation of medical, life and disability insurance and similar benefits during this period. In the event Mr. Gionco’s employment is terminated due to his disability, he will be entitled to a pro rata portion of his short-term non-equity incentive award for the year in which the disability occurred.

Each of our NEOs, with the exception of Mr. Gionco, agreed pursuant to the terms of his employment agreement that a specified amount to which he is entitled will be withheld by us for 12 months following the termination of his employment agreement to ensure compliance with the non-solicitation and non-competition covenants of his employment agreement, except that there is no such withholding if the termination is within 24 months of a Change in Control. Following the termination of Mr. Johnson’s employment for any reason other than for Cause, we will reimburse him for the costs of all outplacement services obtained by him for one year from the termination of his employment with us, up to a maximum of $100,000. Following the termination of employment of any of our other NEOs, with the exception of Mr. Gionco, for any reason other than for Cause, we will reimburse the NEO for the costs of all outplacement services obtained by him for two years from the termination of his employment with us, up to a maximum of 20% of his base salary in effect on the date of the termination of his employment. Each of our NEOs is subject to a non-competition covenant for a period of 6 months following the effective date of his termination from employment.

Additionally, upon a termination in connection with a Change in Control, all options, restricted stock and performance shares held by our current NEOs shall immediately vest. In the event we terminate Mr. Johnson’s employment without Cause, or if he terminates his employment for Good Reason, all of his time-based restricted stock and stock options shall immediately vest. In the event a Change in Control occurs within 12 months of Mr. Johnson’s termination without Cause or for Good Reason, Mr. Johnson shall be entitled to the number of shares of the Company’s common stock forfeited upon termination of employment pursuant to unvested performance-based restricted stock awards, and all other equity awards shall accelerate in full.

Pursuant to their employment agreements, each of the NEOs agreed that during the term of his respective employment agreement and for six months thereafter he will not compete with us. In addition, each of the NEOs agreed that during the term of his respective employment agreement and for 12 months thereafter he will not solicit our employees. These covenants terminate if, following a Change in Control, we terminate the NEO’s employment without Cause or if the NEO terminates his employment for Good Reason.

For purposes of the employment agreements, a “Change in Control” shall be deemed to occur as of the first day that any one or more of the following conditions is satisfied:

(a)

any consolidation or merger in which we are not the continuing or surviving entity or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than (i) a merger of Savient in which the holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) a consolidation or merger that would result in our voting securities outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the continuing or surviving entity immediately after such consolidation or merger and that would result in the members of the Board of Directors immediately prior to such consolidation or merger (including for this purpose any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members) constituting a majority of the board (or equivalent governing body) of the continuing or surviving entity immediately after such consolidation or merger;

(b)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all our assets;

(c)	our stockholders approve any plan or proposal for our liquidation or dissolution;

(d)

any person shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 40% (35% in the case of Mr. Johnson) or more of our outstanding common stock other than pursuant to a plan or arrangement entered into by such person and us; or

(e)

during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board of Directors unless the election or nomination for election by our stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

The amount of compensation payable, and value of benefits provided, to each NEO upon termination for Cause, termination for Good Reason, and termination following a Change in Control is shown in the tables below. The amounts shown assume that such termination was effective as of December 31, 2010, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of the NEO’s separation from us.

Termination Without Cause Payment and Benefit Estimates

as of December 31, 2010

	Salary & Bonus	Accrued and Unused Vacation	Vesting of Equity Value						Health and Benefits Continuation	Outplacement Services	Total
Name			Stock Options		Restricted Stock (2)		Performance Shares
Paul Hamelin	$1,284,050	$16,192	$—	(1)	$163,265	(3)	$—	(1)	$37,681	$42,100	$1,543,288
Philip Yachmetz	1,055,250	15,462	—	(1)	81,627	(3)	—	(1)	83,487	80,400	1,316,226
David Gionco	290,000	11,154	—	(1)	71,597	(3)	—	(1)	31,253	—	404,004

(1)	Pursuant to the 2004 Incentive Plan and NEO employment agreements, there is no acceleration of vesting of stock options, or performance shares based upon a termination without cause.
(2)	Restricted stock that are deemed vested are valued using the closing market price of $11.14 per share at December 31, 2010.
(3)

The vesting of restricted stock is based on a pro-rata calculation applying the applicable percentage defined in the restricted stock agreement times the number of days that have elapsed from the date of the agreement or the last vesting period.

Termination by Executive for Good Reason Payment and Benefit Estimates

as of December 31, 2010

	Salary & Bonus	Accrued and Unused Vacation	Vesting of Equity Value						Health and Benefits Continuation	Outplacement Services	Total
Name			Stock Options		Restricted Stock (2)		Performance Shares
Paul Hamelin	$1,010,400	$16,192	$—	(1)	$—	(1)	$—	(1)	$37,681	$42,100	$1,106,373
Philip Yachmetz	1,055,250	15,462	—	(1)	—	(1)	—	(1)	97,401	80,400	1,248,513
David Gionco	290,000	11,154	—	(1)	—	(1)	—	(1)	31,253	—	332,407

(1)

Pursuant to the 2004 Incentive Plan and NEO employment agreements, there is no acceleration of vesting of stock options, restricted stock or performance shares based upon a termination for Good Reason. Additionally, there is no pro-rata vesting of an NEO’s unvested restricted stock upon a termination for Good Reason.

(2)	Restricted stock that are deemed vested are valued using the closing market price of $11.14 per share at December 31, 2010.

Termination upon a Change in Control Payment and Benefit Estimates as of December 31, 2010

	Salary & Bonus	Accrued and Unused Vacation	Accelerated Vesting of Equity Value			Health and Benefits Continuation	Outplacement Services	Total
Name			Stock Options (1)	Restricted Stock (2)	Performance Shares (3)
Paul Hamelin	$1,515,600	$16,192	$1,022,107	$371,330	$171,278	$56,521	$42,100	$3,195,127
Philip K. Yachmetz	1,356,750	15,462	252,413	185,659	184,646	161,011	80,400	2,236,340
David Gionco	391,500	11,154	350,080	140,175	—	31,253	—	924,162

(1)

Stock options that become vested due to the change in control are valued using the closing market price of $11.14 per share at December 31, 2010, less the exercise price on grant date. For the NEOs that have exercisable shares, the number of these shares can be found in the column titled “Numbers of Securities Underlying Unexercisable Options Exercisable” in the Outstanding Equity Awards table.

(2)	Restricted stock that become vested due to the change in control are valued using the closing market price of $11.14 per share at December 31, 2010.
(3)	Performance shares that become vested due to the change in control are valued using the closing market price of $11.14 per share at December 31, 2010.

DIRECTOR COMPENSATION

We refer to our directors who are neither executive officers nor employees of Savient or our subsidiaries as our outside directors. Only outside directors receive remuneration for their service on the Board of Directors or any committee.

The Compensation Committee periodically reviews director compensation and targets such compensation at between the median and 75th percentile of compensation received by directors of companies in our Peer Group. Moreover, we base compensation for our outside directors upon the recommendations of our external compensation consultants, which the Compensation Committee engaged to assist in reviewing, evaluating, updating and refining compensation for our senior management and our outside directors. This review was performed by Radford and comprised of an analysis of two main variables: director compensation and the methods practiced in delivering such compensation to directors at companies in our Peer Group. Based on this analysis, we determined that the total compensation provided to our outside directors does not require adjustment as it meets the intended target and remains competitive, and the manner in which we provide equity compensation to our outside directors is consistent with the practices used by companies in our Peer Group. As a result, no changes were made to our Director Compensation Program in 2010

Equity-Based Compensation

Each of our outside directors, with the exception of our Chairman, is granted annually on the day of our annual meeting of stockholders the number of shares of service-based restricted stock or restricted stock units, at the director’s election, having an aggregate fair market value of $40,000 based on the closing price of our common stock as quoted by The Nasdaq Global Market on the date of grant. The service-based restricted stock grants vest quarterly on each of the three-month anniversaries of the annual meeting, with the final portion vesting on the earlier of the end of the final three-month period or the date of that year’s annual meeting. Restricted stock units vest one year from the date of grant and are deferred at the director’s election. Additionally, each outside director, with the exception of the Chairman, is granted annually on the day of our annual meeting of stockholders the number of options to purchase shares of our common stock having an aggregate Black-Scholes value of $40,000 based on the closing price of our common stock as quoted by The Nasdaq Global Market on the date of grant. The options vest quarterly on each of the three-month anniversaries of the annual meeting, with the final portion vesting on the earlier of the end of the final three-month period or the date of that year’s annual meeting. Directors may exercise vested options during the six-month period following termination of Board service, except following death, in which case the exercise period is one year.

Cash Compensation

Each of our outside directors, with the exception of our Chairman, receives $20,000 annually in cash, and a fee of $1,500 for each Board meeting attended in person and $1,000 for each meeting attended by telephone. Members of our Compensation Committee and our Nominating and Corporate Governance Committee, other than the chairpersons, are paid $5,000 annually, and each chairperson of these committees is paid $10,000 annually. Members of the Audit and Finance Committee, other than the chairperson, are paid $7,500 annually, and the chairperson is paid $15,000 annually. Each committee member and committee chairperson receives a fee of $1,500 for each committee meeting attended in person and $1,000 for telephonic attendance, even if held on the same day as a meeting of the Board of Directors. All annual cash compensation amounts paid to outside directors are paid in quarterly installments, and all directors are reimbursed for their expenses in connection with attendance at Board and committee meetings.

Additionally, we paid Dr. Simon a total of $44,000 during 2010 in connection with his retention as a consultant to more closely supervise the KRYSTEXXA BLA process.

We currently pay each of Drs. Constantine and Simon and Mr. Heller $500 per hour in connection with consulting services in furtherance of the commercial launch KRYSTEXXA and the filing of the Marketing Authorization Application for KRYSTEXXA with the European Medicines Agency.

Chairman Compensation

Our Chairman is granted annually on the day of our annual meeting of stockholders the number of shares of service-based restricted stock or restricted stock units having an aggregate fair market value of $80,000 based on the closing price of our common stock as quoted by The Nasdaq Global Market on the date of grant. The service-based restricted stock award vests quarterly on each of the three-month anniversaries of the annual meeting, with the final portion vesting on the earlier of the end of the final three-month period or the date of that year’s annual meeting. Restricted stock units vest one year from the date of grant and are deferred at the director’s election. Additionally, our Chairman is granted annually on the day of our annual meeting of stockholders the number of options to purchase shares of our common stock having an aggregate Black-Scholes value of $80,000 based on the closing price of our common stock as quoted by The Nasdaq Global Market on the date of grant. The options vest quarterly on each of the three-month anniversaries of the annual meeting, with the final portion vesting on the earlier of the end of the final three-month period or the date of that year’s annual meeting. Our Chairman also receives $43,000 annually in cash, paid quarterly in arrears, and a fee of $2,000 for each Board of Directors meeting attended in person and $1,500 for telephonic attendance. Our Chairman is also a member of the Audit and Finance Committee and the chairperson of the Compensation Committee, and is an ex-officio member of the Nominating and Corporate Governance Committee. He is entitled to compensation for his attendance at committee meetings on which he serves, but not for his attendance at any other committee meetings.

Minimum Stock Holding Requirements

Our Corporate Governance Guidelines provide for a minimum stock ownership policy for non-employee members of our Board, with minimum ownership levels equal to two times the cash retainer paid to directors, whether paid in cash or shares and options, based on the closing price of our common stock on December 8, 2006, to be achieved within three years of the director’s joining the Board.

The table below summarizes the compensation paid by us to directors for the fiscal year ended December 31, 2010.

Director Summary Compensation Table for the Fiscal Year ended December 31, 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Herbert Conrad	59,517	39,989	54,977	—	154,483
Ginger Constantine	52,517	39,989	54,977	—	147,483
Alan Heller	73,517	39,989	54,977	—	168,483
Stephen Jaeger	112,514	79,990	109,965	—	302,469
Joseph Klein III	61,017	39,989	54,977	—	155,983
Lee Simon	35,017	39,989	54,977	44,125	174,108
Virgil Thompson	62,017	39,989	54,977	—	156,983

(1)	Reflects the grant date fair values of the restricted stock units, restricted stock and performance restricted share awards in accordance with FASB ASC Topic 718 for awards granted in 2010.
(2)

As of December 31, 2010, each director had outstanding, the following numbers of restricted stock shares or units under the 2004 Incentive Plan: Dr. Constantine: 1,757 shares; Messrs. Conrad and Simon: 1,757 shares; Messrs. Heller, Klein and Thompson: 3,514 units; and Mr. Jaeger: 7,029 units.

(3)

Reflects the grant date fair values of the stock options in accordance with FASB ASC Topic 718 for awards granted in 2010 pursuant to the 2004 Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 12 to our Annual Report on Form 10-K filed with the SEC on March 1, 2011.

(4)

As of December 31, 2010, each director had outstanding, the following numbers of options to purchase shares of our common stock awarded under the 2004 Incentive Plan: Mr. Conrad: 71,297 shares; Ms. Constantine: 11,968 shares; Mr. Heller: 43,440 shares; Mr. Jaeger: 144,715 shares; Mr. Klein: 43,440 shares; Dr. Simon: 49,940 shares and Mr. Thompson: 138,797 shares.

(5)	Represents consultation fees earned during the year.

PROPOSAL 2

NON-BINDING (ADVISORY) VOTE APPROVING EXECUTIVE

COMPENSATION

This proposal gives stockholders of the company the opportunity to express their views on the compensation paid to our named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While this vote is non-binding and advisory in nature, the Board and intends to carefully consider any significant negative stockholder vote resulting from the proposal to better understand the concerns that influenced the vote.

The Board has developed the executive compensation program that is described more fully in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” and the related tables and narrative. The program promotes a performance-based culture and aligns executives’ interests with those of stockholders by linking a substantial portion of compensation to the Company’s performance. It balances short- and long-term compensation features to encourage the achievement of annual goals and objectives while also rewarding executives for production of value for the Company’s stockholders over the long term. The program is also designed to attract and retain highly talented executives who are critical to the successful implementation of the Company’s strategy.

More specifically:

•	A substantial portion of compensation should be performance-based;

•	A substantial portion of compensation should be delivered in the form of equity awards;

•	Our compensation program should enable us to compete for talented executives; and

•	The Compensation & Human Resources Committee (the “Compensation Committee”) carefully reviews executive compensation practices and has implemented a compensation program that:

•	Helps the Company reach its short-term and long-term strategic objectives;

•

Bases annual compensation decisions on an assessment of each executive’s achievement of qualitative and quantitative goals that are critical for the creation of long-term stockholder value and the overall Company performance;

•	Avoids perquisites that exceed levels customary to the markets in which executives reside.

For the reasons discussed above, the Board recommends that stockholders approve the executives’ compensation by approving the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement.”

Your Board of Directors recommends that stockholders vote FOR the approval of the resolution set forth above.

PROPOSAL 3

NON-BINDING (ADVISORY) VOTE ON THE

FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES

The Company is presenting the following proposal to give stockholders the opportunity to inform the Company as to how often the company should include an advisory vote on executive compensation, as in Proposal 3 above, in our proxy statement. This resolution is required pursuant to Section 14A of the Exchange Act. While our Board intends to carefully consider the frequency approved by the stockholders, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the stockholders identify in an advisory, non-binding vote, whether a non-binding vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act should occur every:

•	one year;

•	two years; or

•	three years.

After careful consideration of the frequency alternatives, the Board believes that conducting an annual advisory vote on executive compensation is appropriate for the Company and its Stockholders at this time. In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “ONE YEAR” ON THIS PROPOSAL

PROPOSAL 4

APPROVAL OF THE 2011 INCENTIVE PLAN

The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, on its ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. The Company believes that its stock-based compensation programs are central to this objective. The Company anticipates that the shares currently available under our existing stock-based compensation plans will be insufficient to meet our needs beyond next year, thus impairing our ability to attract and retain key employees through the grant of stock-based awards. As a result, on March 22, 2011, the Board of Directors of the Company adopted, subject to stockholder approval, the 2011 Incentive Plan (the “2011 Plan”). Up to 7,750,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2011 Plan.

The 2011 Plan is intended to replace the Company’s 2004 Incentive Plan (the “2004 Plan”), which expires by its terms on April 30, 2011. As of March 31, 2011, under the 2004 Plan, there were (i) options to purchase 3,961,082 shares of Common Stock outstanding with a weighted average exercise price of $8.82 and a weighted average life of 7.9 years, (ii) 966,750 shares of restricted Common Stock outstanding pursuant to awards on which the restrictions had not yet lapsed and (iii) an additional 39,118 shares of Common Stock reserved for future awards. Upon the expiration of the 2004 Plan on April 30, 2011, all then outstanding awards will remain in effect, but no additional awards may be granted under the 2004 Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel and that our stock-based compensation programs have been integral to achieving that end and will continue to be integral to our ability to do so in the future. Accordingly, the Board of Directors believes adoption of the 2011 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2011 Plan.

Description of the 2011 Plan

The following is a brief summary of the 2011 Plan. The following summary is qualified in its entirety by reference to the 2011 Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov) and also may be accessed from our website (www.savient.com). In addition, a copy of the 2011 Plan may be obtained from the Secretary of the Company.

Shares Available for Award

Up to 7,750,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2011 Plan. However, the 2011 Plan provides a “fungible share” method of counting available shares, whereby the issuance of any “full value” award (i.e., an award with an exercise or base price lower than 100% of the fair market value of the Common Stock on the grant date) will reduce the pool of available shares by 1.3 shares for each share subject to such award. As a result, if stockholders approve the 2011 Plan and the Company grants only “full value” awards, then the Company would be able to issue a maximum of 5,961,538 shares of Common Stock under such “full value” awards. The 2011 Plan does not contain any provision that automatically increases the number of shares of Common Stock available for awards without stockholder approval.

If any Award expires or is terminated, surrendered, canceled or forfeited or results in any Common Stock not being issued, then the unused shares of Common Stock covered by such Award will again be available for grant under the 2011 Plan, subject, however, in the case of incentive stock options, to any limitations under the

Code. However, shares of Common Stock delivered to the Company by a participant to either (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) are not added back to the number of shares available for the future grant of Awards.

Types of Awards

The 2011 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below and cash based awards (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Participants receiving Awards of options receive the right to purchase a specified number of shares of Common Stock at a specified exercise price, subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the Common Stock on the date of grant (no less than 110% of the fair market value in the case of incentive stock options granted to participants holding more than 10% of the voting power of the Company (a “10% stockholder”)). Options may not be granted for a term in excess of ten years from the date of grant (five years in the case of an incentive stock option granted to a 10% stockholder). The 2011 Plan permits the following forms of payment of the exercise price of options: (i) by cash or check, (ii) a “cashless exercise” through a broker, (iii) subject to certain conditions, the surrender to the Company of shares of Common Stock, (iv) subject to certain conditions, a “net exercise” (whereby the optionee would receive the number of shares subject to the option less the number of shares needed to pay the exercise price at the then current market price of the Common Stock), (v) any other lawful means or (vi) any combination of these forms of payment.

Without the approval of our stockholders, outstanding options may not be (x) repriced to provide for an exercise price lower than the then current exercise price of such option, (y) cancelled and replaced by a substitute option with an exercise price lower than then current exercise price of such option or (z) cancelled in exchange for a cash payment if at the time, the exercise price of the option is greater than the then current fair market value of the Common Stock. No option granted under the 2011 Plan can contain any provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to the appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the measurement price of the SAR. The measurement price of a SAR may be no less than 100% of the fair market value of our Common Stock on the date the SAR is granted (or 110% in the case of a SAR granted to a “10% stockholder”). SARs may be granted independently or in tandem with an option. SARs may not be granted for a term in excess of ten years from the date of grant. Without the approval of our stockholders, outstanding SARs may not be (x) repriced to provide for a measurement price lower than the then current exercise price of such SAR, (y) cancelled and replaced by a substitute option with a measurement price lower than then current measurement price of such SAR or (z) cancelled in exchange for a cash payment if at the time, the measurement price of the SAR is greater than the then current fair market value of the Common Stock.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of Common Stock or cash or a combination thereof to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based and Cash-Based Awards. Under the 2011 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant performance awards (described below) or other Awards denominated in cash rather than shares of Common Stock.

Performance Awards.

The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based or other cash-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code (such Awards, “performance awards”). The performance criteria for each such Award will be based on one or more of the following measures: (i) total revenue or any key component thereof; (ii) operating income, pre-tax or after-tax income from continuing operations, EBIT, EBITDA or net income; (iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital); (iv) earnings per share or earnings per share from continuing operations (basic or diluted); (v) return on capital employed, return on invested capital, return on assets or net assets; (vi) after-tax return on stockholders’ equity; (vii) economic value created; (viii) operating margins or operating expenses; (ix) value of the Common Stock or total return to stockholders; (x) value of an investment in the Common Stock assuming the reinvestment of dividends; or (xi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, development or commercialization of products, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). No performance awards may vest prior to the first anniversary of the date of grant. The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of the Company.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award in certain limited circumstances, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option or an Award subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries eligible to be granted Awards under the 2011 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which (i) options may be granted to any participant under the 2011 Plan may not exceed 2,500,000 shares per calendar year, (ii) SARs may be granted to any participant under the 2011 Plan may not exceed 2,500,000 shares per calendar year and (iii) Awards other than options and SARs may be granted to any participant under the 2011 Plan may not exceed 2,500,000 shares per calendar year. For purposes of these limits, the combination of an option in tandem with SAR is treated as a single award. Cash-based awards granted to any participant under the 2011 Plan may not exceed $2,500,000 per calendar year. In addition, the maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant is 15% of the maximum number of shares authorized for issuance under the 2011 Plan.

Plan Benefits

As of March 31, 2011, approximately 175 persons were eligible to receive Awards under the 2011 Plan, including the Company’s five executive officers and seven non-employee directors. The following table briefly summarizes the awards that have been granted to participants in the 2011 Plan subject to approval of the plan by our stockholders at our 2011 Annual Meeting.

Name and Position	Dollar value ($)*	Number of Units
John Johnson Chief Executive Officer	0	0
Paul Hamelin President	0	0
Philip K. Yachmetz Senior Vice President, General Counsel	0	0
David Gionco Group Vice President, Chief Financial Officer	0	0
All current executive officers as a group	0	0
All current non-executive directors as a group	0	0
All current non-executive officers and employees as a group	0	171,100(1)

*	These units are granted as restricted stock. Fair market value will be determined on the date of grant.
(1)	The units listed were granted as equity awards to new employee hires.

The granting of future awards under the 2011 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group, including nominees for director, any associates of our nominees, executives or directors and any person who might receive 5% of the other awards under the 2011 Plan.

On March 31 2011, the last reported sale price of the Common Stock on the Nasdaq Global Market was $10.60.

Administration

The 2011 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2011 Plan and to interpret the provisions of the 2011 Plan. Pursuant to the terms of the 2011 Plan, the Board of Directors may delegate authority under the 2011 Plan to one or more committees or subcommittees of the Board of Directors. Further, the Board of Directors may delegate to one or more officers of the Company the power to grant options and other Awards that constitute rights under Delaware law to employees or officers of the Company. The terms of any such options or other Awards to be granted by such officers will be fixed by the Board of Directors in advance and the Board of Directors will determine the maximum number of shares subject to such Awards that the officers may grant. No such officer shall be permitted to grant such Awards to “executive officers” of the Company or to certain other officers of the Company. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2004 Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2011 Plan, the Board of Directors or the Compensation Committee, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price and (v) the terms and conditions of any cash-based award.

The Board of Directors is required to make appropriate adjustments in connection with the 2011 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

The 2011 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than restricted stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the foregoing actions, the Board will not be obligated by the 2011 Plan to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding restricted stock shall inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

If there is a Change of Control of the Company, then, regardless of whether such event also constitutes a Reorganization Event, all outstanding options and SARs shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related option or SAR agreement have been satisfied, and each holder of such option or SAR shall have the right to exercise his or her options and/or SARs for as long thereafter as the Option or SAR shall remain in effect and the Board of Directors, acting in its discretion, may accelerate the vesting of all other Awards. A “Change of Control” of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board of Directors immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets; (2) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (3) any person shall become the beneficial owner of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the Board of Directors unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Except as described above, the Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2011 Plan. Substitute Awards shall not count against the overall share limit of the 2011 Plan or any sublimits contained in the Plan, except as may be required by reason of the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2011 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2011 Plan after the expiration of 10 years from the date on which the 2011 Plan is approved by our stockholders, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2011 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

If Stockholders do not approve the adoption of the 2011 Plan, the 2011 Plan will not go into effect, and the Company will not grant any Awards under the 2011 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2011 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2011 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF THE COMPANY’S 2011 INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned on April 5, 2011 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each of the directors individually, (3) each of our executive officers and (4) all executive officers and directors as a group. Except as set forth in footnotes 2 through 5 below, each individual has sole voting and investment power over the shares of common stock identified in the table as beneficially owned by the individual. The number of shares stated as being owned beneficially includes shares held by spouses, minor children and trusts. The inclusion of those shares in this proxy statement, however, does not constitute an admission that the executive officers or directors are direct or indirect beneficial owners of the shares. The beneficial ownership set forth below includes any shares which the person has the right to acquire within 60 days after April 5, 2011 through the exercise or conversion of any stock option or other right. Except as otherwise set forth below, the street address of each beneficial owner is c/o Savient Pharmaceuticals, Inc., One Tower Center, 14th Floor, East Brunswick, New Jersey 08816.

Name of Beneficial Owner	Shares Beneficially Owned	% Beneficially Owned
Capital Research Global Investors (1)	7,728,191	10.9%
BlackRock, Inc. (2)	5,628,955	7.9%
Palo Alto Investors (3)	4,783,452	6.8%
Samana Capital, L.P. (4)	4,595,288	6.5%
Sectoral Asset Management (5)	3,705,617	5.2%
Conrad (6)	100,347	*
Constantine (7)	22,859	*
Ferrari (8)	40,000	*
Gionco (9)	107,817	*
Hamelin (10)	469,966	*
Heller (11)	73,134	*
Jaeger (12)	212,559	*
Johnson (13)	530,000	*
Klein (14)	63,134	*
Simon (15)	74,377	*
Thompson (16)	196,005	*
Yachmetz (17)	575,454	*
All directors and executive officers (18)	2,465,652	3.5%

*	Less than 1 percent
(1)

Based solely upon a Schedule 13G/A filed on February 20, 2011 by Capital Research Global Investors, to which we refer collectively as CRGI. CRGI beneficially owns and has shared voting power and dispositive power as to 7,728,191 shares of our common stock. The address of CRGI is 333 South Hope Street, Los Angeles, CA 90071.

(2)

Based solely upon a Schedule 13G filed on January 21, 2011 by BlackRock, Inc., to which we refer as BlackRock. BlackRock beneficially owns and has shared voting power and dispositive power as to 5,628,955 shares of our common stock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(3)

Based solely upon a Schedule 13G filed on February 12, 2011 by William Leland Edwards, Anthony Joonkyoo Yun, M.D., Palo Alto Investors and Palo Alto Investors, LLC, to which we refer collectively as Palo Alto Investors. The Palo Alto Investors beneficially own as to 4,783,452 shares of our common stock. The Palo Alto Investors beneficially own and have shared voting power and dispositive power as to 4,753,452 shares of our common stock and sole voting power and dispositive power as to 30,000 shares of our common stock. The address of the Palo Alto Investors is 470 University Avenue, Palo Alto, California 94301.

(4)

Based solely upon a Schedule 13G filed on January 21, 2011 by Samana Capital, L.P., Morton Holdings, Inc. and Philip B. Korsant, to which we refer collectively as Samana Capital. Samana Capital beneficially owns and has shared voting power and dispositive power as to 4,595,288 shares of our common stock. The address of Samana Capital is 35 Ocean Reef Drive, Suite 142, Key Largo, Florida 33037.

(5)

Based solely upon a Schedule 13G/A filed on February 2, 2011 by Sectoral Asset Management Inc., Jerome G. Pfund and Michael L. Sjostrom, to which we refer collectively as the Sectoral Investors. The Sectoral Investors beneficially own and have sole voting power and dispositive power as to 3,705,617 shares of our common stock. The address of the Sectoral Investors is 2120-1000 Sherbrooke St., West Montreal, PQ H3A 3G4, Canada.

(6)

Includes 70,089 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; as well as outstanding restricted stock of 1,757 shares. As of April 5, 2011, Mr. Conrad had unvested options to purchase 1,208 shares of common stock.

(7)

Includes 10,760 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; as well as outstanding restricted stock of 1,757 shares. As of April 5, 2011, Mrs. Constantine had unvested options to purchase 1,208 shares of common stock.

(8)

Includes no shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011. As of April 5, 2011, Louis Ferrari, our Senior Vice President, North America—Commercial, had unvested options to purchase 200,000 shares of common stock.

(9)

Includes 65,082 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011. As of April 5, 2011, Mr. Gionco had unvested options to purchase 43,000 shares of common stock.

(10)

Includes 329,826 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011. As of April 5, 2011, Mr. Hamelin had unvested options to purchase 155,001 shares of common stock; as well as outstanding performance restricted stock of 15,375 shares.

(11)

Includes 42,232 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; as well as outstanding restricted stock of 3,514 shares. As of April 5, 2011, Mr. Heller had unvested options to purchase 1,208 shares of common stock.

(12)

Includes 142,299 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; outstanding restricted stock of 7,029 shares; as well as outstanding performance restricted stock of 7,168 shares. As of April 5, 2011, Mr. Jaeger had unvested options to purchase 2,416 shares of common stock.

(13)

Includes no shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; as well as outstanding performance restricted stock of 300,000 shares. As of April 5, 2011, Mr. Johnson had unvested options to purchase 500,000 shares of common stock.

(14)

Includes 42,232 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; as well as outstanding restricted stock of 3,514 shares. As of April 5, 2011, Mr. Klein had unvested options to purchase 1,208 shares of common stock.

(15)

Includes 48,732 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; as well as outstanding restricted stock of 1,757 shares. As of April 5, 2011, Mr. Simon had unvested options to purchase 1,208 shares of common stock.

(16)

Includes 137,589 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; as well as outstanding restricted stock of 3,514 shares. As of April 5, 2011, Mr. Thompson has unvested options to purchase 1,208 shares of common stock.

(17)

Includes 376,865 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; as well as outstanding performance restricted stock of 16,565 shares. As of April 5, 2011, Mr. Yachmetz had unvested options to purchase 43,100 shares of common stock.

(18)

Includes 1,265,706 shares of common stock issuable upon exercise of stock options exercisable within 60 days of April 5, 2011; outstanding restricted stock of 22,842 shares; as well as outstanding performance restricted stock of 339,108 shares. As of April 5, 2011, our directors and executive officers together had unvested options to purchase 950,767 shares of common stock.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General Information

The Audit and Finance Committee of the Board of Directors has appointed McGladrey & Pullen, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the stockholders do not approve the selection of McGladrey, the selection of such firm as our independent registered public accountants will be reconsidered by the Audit and Finance Committee.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE RATIFICATION

OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

Report of the Audit and Finance Committee

The Audit and Finance Committee has reviewed Savient’s audited financial statements and management’s report on internal controls over financial reporting for the year ended December 31, 2010 and has discussed these financial statements with Savient’s management and registered public accounting firm.

Savient’s management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness and legality of the accounting principles and reporting policies that we use. Savient’s registered public accounting firm is responsible for auditing our financial statements annually, for reporting on certain matters to the Audit and Finance Committee, for reviewing its unaudited interim financial statements and for auditing management’s report on internal controls over financial reporting. The Audit and Finance Committee is responsible for providing independent, objective oversight of these processes.

The Audit and Finance Committee has received from, and discussed with, Savient’s registered public accounting firm various communications that the registered public accounting firm is required to provide to the Audit and Finance Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Savient’s registered public accounting firm also provided the Audit and Finance Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee has discussed with the registered public accounting firm its independence from Savient.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit and Finance Committee recommended to Savient’s Board of Directors that the audited financial statements be included in Savient’s Annual Report on Form 10-K for the year ended December 31, 2010.

By the Audit and Finance Committee of the Board of Directors

Joseph Klein III (Chairperson)

Stephen O. Jaeger

Virgil Thompson

Registered Public Accounting Firm’s Fees and Other Matters

The following table summarizes the fees of McGladrey & Pullen, LLP, our current registered public accounting firm, billed to us for the period beginning January 1, 2009 through December 31, 2010:

	2010 McGladrey & Pullen	2009 McGladrey & Pullen
Audit Fees (1)	$500,606	$511,501
Audit-Related Fees (2)	—	70,950
Tax Fees (3)	12,000	—
All Other Fees	5,000	—
Total Fees	$517,606	$582,451

(1)	Audit Fees

Audit fees consist of fees related to professional services rendered during 2010 and 2009 in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, the reviews of the interim financial statements included in each of our Quarterly Reports on Form 10-Q, and other professional services provided by our registered public accounting firm in connection with statutory or regulatory filings or engagements, comfort letters or consents.

(2)	Audit-Related Fees

Audit related fees in 2009 primarily include assurance services in connection with our registered direct offering and underwritten public offering.

(3)	Tax Fees

Tax fees represent procedures in connection with the Qualifying Therapeutic Discovery Grant application in 2010.

Pre-approval Policy and Procedures

The Audit and Finance Committee pre-approves all audit and non-audit services performed by our registered public accounting firm prior to the engagement of the registered public accounting firm with respect to such services. The Audit and Finance Committee has authorized the committee’s chairperson to approve fees for permissible non-audit services, up to $100,000 per service, provided the underlying service has previously been approved by the Audit and Finance Committee. The Committee chairperson informs the Audit and Finance Committee of such approval at its next regularly scheduled meeting.

Representatives of McGladrey & Pullen, LLP are expected to attend the 2011 Annual Meeting of Stockholders and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the SEC and The Nasdaq Global Market. We assist our executive officers and directors in complying with these filing requirements. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. Based on a review of copies of the reports and written representations from our executive officers and directors, we believe that, during 2010, our executive officers, directors and 10% stockholders have complied with all Section 16(a) filing requirements, except as described below. Due to an administrative error, David Gionco, our Chief Financial Officer, failed to timely file a Form 4 with respect to the automatic sell to cover for tax withholdings of restricted stock that vested on December 20, 2010. Mr. Gionco filed such Form 4 with the SEC on December 30, 2010.

OTHER MATTERS

Our Board of Directors does not know of any other business to be presented for consideration at the meeting other than that described above. However, if any other business should come before the meeting, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

In order to be considered for addition to the agenda for the 2012 Annual Meeting 2011 Annual Meeting of Stockholders and to be included in the proxy statement and form of proxy, stockholder proposals should be addressed to the Secretary of Savient and must be received at our corporate offices no later than December 14, 2011.

Stockholders who wish to make a proposal at the 2012 Annual Meeting of Stockholders—other than one that will be included in our proxy materials—should notify Savient no earlier than November 1, 2011 and no later than December 14, 2011. If a stockholder who wishes to present a proposal fails to notify Savient by this date, the proxies that the Board of Directors solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

By Order of the Board of Directors,

Philip K. Yachmetz
Secretary
East Brunswick, New Jersey
April 12, 2011

Savient Pharmaceuticals, Inc.

2011 INCENTIVE PLAN

1.	Purpose

The purpose of this 2011 Incentive Plan (the “Plan”) of Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. During such time as the common stock, $.01 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules or any successor rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 7,750,000 shares of Common Stock, any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as 1.3 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as two shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.3 shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2) and 4(b)(3):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant under the Plan shall be 2,500,000 per calendar year. The maximum number of shares of Common Stock with respect to which SARs may be granted to any Participant under the Plan shall be 2,500,000 per calendar year. The maximum number of shares of Common Stock with respect to which Awards other than Options and SARs may be granted to any Participant under the Plan shall be 2,500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the sublimits set forth in this section.

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 15% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Savient Pharmaceuticals, Inc., any of Savient Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code at the time of grant and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(d) No Dividend Equivalents. No option shall provide for the payment or accrual of dividend equivalents.

(e) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value per share of Common Stock as determined by (or in a manner approved by) the Board on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date, provided that, in the case of an Incentive Stock Option granted to a “10% stockholder” within the meaning of Section 422(b)(6) of the Code, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted. Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

(1) if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2) if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3) if the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(f) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years (five years in the case of an Incentive Stock Option granted to a “10% stockholder”).

(g) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(h)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(i) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 10 or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date, provided that, in the case of a SAR granted to a “10% stockholder” within the meaning of Section 422(b)(6) of the Code, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 10, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of applicable NASDAQ rules.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(3) Voting. A Participant who receives a non-vested Award of shares of Restricted Stock may exercise voting rights if and to the extent that the vesting conditions under such award have been satisfied and shares of Common Stock have been issued to the Participant under such Award.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Other Stock-Based and Cash-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

9.	Performance Awards.

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10 (“Performance Awards”). Subject to Section 10(d), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $2,500,000 per calendar year per individual.

(b) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: (i) total revenue or any key component thereof; (ii) operating income, pre-tax or after-tax income from continuing operations, EBIT, EBITDA or net income; (iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital); (iv) earnings per share or earnings per share from continuing operations (basic or diluted); (v) return on capital employed, return on invested capital, return on assets or net assets; (vi) after-tax return on stockholders’ equity; (vii) economic value created; (viii) operating margins or operating expenses; (ix) value of the Common Stock or total return to stockholders; (x) value of an investment in the Common Stock assuming the reinvestment of dividends; or (xi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, development or commercialization of products, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the

Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change of Control

(1) Definition. A “Change of Control” of the Company is deemed to occur if (1) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets; (2) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (3) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall become the beneficial owner (within the meaning of Rule 13d-3 under said Act) of 40% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(2) Consequences of a Change of Control on Options and SARs. If there is a Change of Control, then, regardless of whether such event also constitutes a Reorganization Event and notwithstanding the provisions of Section 10(b)(2), all outstanding Options and SARs shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related Option or SAR agreement have been satisfied, and each holder of such Option or SAR shall have the right to exercise his or her Options and/or SARs for as long thereafter as the Option or SAR shall remain in effect in accordance with its terms and the provisions hereof.

(3) Consequences of a Change of Control on other Awards. If there is a Change of Control, then the Board, acting in its discretion, may accelerate the vesting of all Awards other than Options and SARs.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, except with respect to Awards that are subject to Section 409A of the Code, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(i) and 6(e) with respect to repricings, Section 9 with respect to Performance Awards or Section 12 with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Sections 9, the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” (as defined in applicable NASDAQ rules) to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF

SAVIENT PHARMACEUTICALS, INC.

May 24, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.savient.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20630403300000000000 9	052411

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:					FOR	AGAINST	ABSTAIN
		2.	The approval of the compensation of the named executive officers.		☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Ginger Constantine, M.D. O Alan L. Heller O Stephen O. Jaeger O John H. Johnson O Lee S. Simon, M.D. O Virgil Thompson	The Board of Directors recommends you vote 1 YEAR on the following proposal:
				1 year	2 years	3 years	ABSTAIN
		3.	The approval of the frequency of a shareholder vote to approve the compensation of the named executive officers.	☐	☐	☐	☐
					FOR	AGAINST	ABSTAIN
		4.	The approval of the 2011 Incentive Plan.		☐	☐	☐
		5.	Ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the 2011 fiscal year.		☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF STOCKHOLDERS OF

SAVIENT PHARMACEUTICALS, INC.

May 24, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.savient.com

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.ê

¢ 20630403300000000000 9	052411

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:					FOR	AGAINST	ABSTAIN
		2.	The approval of the compensation of the named executive officers.		☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Ginger Constantine, M.D. O Alan L. Heller O Stephen O. Jaeger O John H. Johnson O Lee S. Simon, M.D. O Virgil Thompson	The Board of Directors recommends you vote 1 YEAR on the following proposal:
				1 year	2 years	3 years	ABSTAIN
		3.	The approval of the frequency of a shareholder vote to approve the compensation of the named executive officers.	☐	☐	☐	☐
					FOR	AGAINST	ABSTAIN
		4.	The approval of the 2011 Incentive Plan.		☐	☐	☐
		5.	Ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the 2011 fiscal year.		☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

■

SAVIENT PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2011

John H. Johnson and Philip K. Yachmetz, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Savient Pharmaceuticals, Inc. held of record by the undersigned on April 5, 2011, at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, May 24, 2011, at the Hilton East Brunswick, Three Tower Center Boulevard, East Brunswick, New Jersey, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side.)

■	14475	■